UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CHEMTURA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2012 Annual Meeting and Proxy Statement

Philadelphia, Pennsylvania

April 3, 2012

Dear Shareholders,

I am pleased to invite you to attend Chemtura Corporation’s 2012 Annual Meeting of Shareholders on Thursday, May 10, 2012 at 8:30 a.m., Eastern Daylight Time, at the Crowne Plaza Hotel, 1800 Market Street, Philadelphia, PA 19103.

At the annual meeting, shareholders will vote on the matters set forth in the accompanying notice of annual meeting and proxy statement. In addition, we will discuss our 2011 performance and answer your questions.

This year you are asked to elect our nine directors, to approve an advisory resolution to approve executive compensation, to approve the 2012 Employee Stock Purchase Plan and to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012. Information about the business of the meeting, the nominees for election as members of the board of directors, the advisory resolution on executive compensation, the 2012 Employee Stock Purchase Plan, and the ratification of KPMG LLP as our independent registered public accounting firm for 2012 is set forth in the formal meeting notice and proxy statement on the following pages.

Your vote is important. To make it easier for you to vote your shares, you have the choice of voting over the internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail.

Very Truly Yours,

/s/ CRAIG ROGERSON

Craig A. Rogerson
Chairman of the Board, President and Chief Executive Officer

Your vote is important. Please vote by internet, telephone or mail as soon as possible.

[Intentionally Left Blank]

ii | Chemtura Corporation 2012 Proxy Statement

Notice of Annual Meeting of Shareholders

The Chemtura Corporation 2012 Annual Meeting of Shareholders will be held on Thursday, May 10, 2012, beginning at 8:30 a.m., Eastern Daylight Time, at the Crowne Plaza Hotel, 1800 Market Street, Philadelphia, PA 19103. Registration will begin at 8:00 a.m. The items of business are:

1)	the election of nine directors;

2)	an advisory resolution to approve executive compensation;

3)	approval of the 2012 Employee Stock Purchase Plan;

4)	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2012; and

5)	to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Holders of our common stock of record at the close of business on March 21, 2012 are entitled to vote at the annual meeting.

Your vote is important and we encourage you to vote your shares promptly, whether or not you plan to attend the annual meeting. You may vote by internet, telephone or mail. Please see Frequently Asked Questions About Voting beginning on page 1 of the proxy statement for more information on how to vote your shares.

By Order of the Board of Directors,

/s/ BILLIE FLAHERTY

Billie S. Flaherty
Senior Vice President, General Counsel and Secretary

Chemtura Corporation 2012 Proxy Statement | iii

2012 Proxy Statement

Table of Contents

General Information	1

Frequently Asked Questions about Voting	1

Election of Directors (Item No. 1)	2

Corporate Governance	8
Code of Business Conduct, Corporate Governance Principles and Charters	8
Board Responsibilities, Composition and Independence	8
Board Leadership Structure	9
Oversight of Risk Management	9
Committees of the Board of Directors	11
Compensation Committee Interlocks and Insider Participation	12
Communications with the Board	12
Certain Legal Proceedings	12
Director Compensation	13
Non-employee Director Stock Ownership Guidelines	15
Related Person Transactions	15

Executive Compensation	15
Compensation Committee Report	15
Compensation Discussion & Analysis	16
Role of the Compensation Committee	17
How We Use Compensation Consultants	18
Pay Levels and Benchmarking	18
Components of Compensation	20
Emphasis on Performance-Based and Long-Term Compensation	26
Other Compensation Elements	27
Tax and Accounting Considerations	29
Summary Compensation Table	30
2011 Grants of Plan-Based Awards	31
Outstanding Equity Awards at 2011 Fiscal Year-End	33
Option Exercises and Stock Vested	33
Pension Benefits	34
2011 Nonqualified Deferred Compensation	34
Employment Agreements	35
Potential Payments upon Termination or Change in Control	35
Executive and Key Employee Severance Plan	37

Stock Ownership Information	38
Audit Committee	39
Advisory Resolution to Approve Executive Compensation (Item No. 2)	41
Approval of 2012 Employee Stock Purchase Plan (Item No. 3)	43
Ratification of Selection of Independent Registered Public Accounting Firm (Item No. 4)	44
Additional Information	45

Appendix A – Adjusted EBITDA	A-1
Appendix B – 2012 Employee Stock Purchase Plan	A-3

iv | Chemtura Corporation 2012 Proxy Statement

General Information

This proxy statement is issued in connection with the solicitation of proxies by the board of directors of Chemtura Corporation for use at the 2012 Annual Meeting of Shareholders and at any adjournment or postponement thereof. We will begin distributing this proxy statement, a form of proxy and the 2011 annual report on or about April 3, 2012.

Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the board of directors. Please see How does the Board of Directors recommend that I vote? in Frequently Asked Questions about Voting below for additional information.

Our corporate headquarters is located at 1818 Market Street, Suite 3700, Philadelphia, PA 19103. Our principal executive offices are located at 1818 Market Street, Suite 3700, Philadelphia, PA 19103 and at 199 Benson Road, Middlebury, CT 06749.

Frequently Asked Questions about Voting

How does the Board of Directors recommend that I vote?

The board of directors recommends that you vote:

•	FOR the election of each of the nine director nominees in this proxy statement (Item No. 1);
•	FOR the approval of the advisory resolution on executive compensation (Item No. 2);
•	FOR the approval of the 2012 Employee Stock Purchase Plan (Item No. 3); and
•	FOR the ratification of the appointment of KPMG LLP as Chemtura’s independent registered public accounting firm for 2012 (Item No. 4).

Why is it so important that I vote my shares?

We value the input of our shareholders on questions facing Chemtura. Regardless of the number of shares you hold and whether or not you plan to attend the annual meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.

How may I vote my shares?

•	Beneficial Shareholders. If you own shares through a broker, bank or other holder of record, you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank or other holder of record.
•	Registered Shareholders. If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning a proxy card. Proxies submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 9, 2012.

May I change or revoke my vote?

•	Beneficial Shareholders. Beneficial shareholders should contact their broker, bank or other holder of record for instructions on how to change their vote.
•	Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise by delivering written notice of revocation to the Corporate Secretary, delivering another proxy that is dated later than the original proxy or attending the annual meeting and voting by ballot.

What vote is required to approve each proposal?

Each share of Chemtura stock entitles the holder to one vote on each proposal presented for shareholder action.

•	Item No. 1: Election of Directors. The nominees for director receiving a plurality of the votes cast at the annual meeting will be elected directors. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors. For that reason, any shares not voted for the election of nominees will not affect the outcome of the election of directors. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as is designated by the board to replace any such nominee. However, the board does not anticipate this will occur. Broker non-votes will have no effect on this vote.
Chemtura Corporation 2012 Proxy Statement | 1

•	Item Nos. 2, 3 and 4: Advisory Resolution to Approve Executive Compensation; Approval of 2012 Employee Stock Purchase Plan; and Ratification of Selection of Independent Auditor. Shareholders may vote “For” or “Against” each of these proposals, or may abstain from voting. Our By-Laws require the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the annual meeting for the approval of Item Nos. 2, 3 and 4. Item No. 2 is an advisory vote and therefore not binding on Chemtura. However, our board of directors will consider the outcome of this vote in its future deliberations. A shareholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “Against” Item Nos. 2, 3 and 4. Broker non-votes will have no effect on Items Nos. 2 and 3.

What are broker non-votes and why is it so important that I submit my voting instructions for shares I hold as a beneficial shareholder?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, New York Stock Exchange (NYSE) rules allow that firm to vote your shares only on routine matters. Item No. 4, the ratification of the appointment of our independent auditor for 2012, is the only routine matter. For all matters other than Item No. 4, you must submit your voting instructions to the firm that holds your shares if you want your vote to count on such matters. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Election of Directors (Item No. 1)

At the 2012 annual meeting, nine directors are to be elected for a one-year term. Each of the nominees currently serves as a Chemtura director. The nominees for director receiving a plurality of the votes cast at the 2012 annual meeting will be elected directors. Each nominee elected as a director will continue in office until the 2013 annual meeting and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the board of directors may designate, unless the board chooses to reduce the number of directors.

The nominating and governance committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the board for nomination or appointment. When identifying and evaluating candidates, the committee first determines whether there are any evolving needs of the board that require expertise in a particular field. While the committee does not have a specific written policy on the diversity of the board, the committee seeks nominees with a broad diversity of experience, professionalism, skills and backgrounds. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

Our corporate governance principles also require that all director candidates, whether recommended by a shareholder or otherwise, possess the following qualifications:

•	unquestionable personal and professional ethics and integrity;

•	policy-making experience in business, education, technology or government;

•	expertise that is useful to Chemtura and complementary to other board members;

•	a willingness to serve on the board for a period of at least several years and to devote the time required to meet the responsibilities and perform the duties of a director, including attendance at all board and applicable committee meetings;

•	a commitment to represent the best interests of all shareholders and to objectively appraise the performance of Chemtura and of management; and

•	involvement only in activities that do not create a conflict with the director’s responsibilities to Chemtura and its shareholders.

The committee may retain a third-party search firm to assist the committee and the board in locating qualified candidates that meet the needs of the board at that time. The search firm provides information on a number of candidates, which the committee reviews and discusses. The committee, other members of the board and the Chairman and Chief Executive Officer, will interview potential board candidates. If the committee determines that a potential candidate meets the needs of the board, has the qualifications, and meets the independence standards required by the NYSE, it will recommend the nomination or appointment of the candidate to the board.

2 | Chemtura Corporation 2012 Proxy Statement

The committee will consider qualified candidates recommended by shareholders for board membership in accordance with the procedures established in our By-Laws. For a nomination to be properly made by any shareholder and be considered for recommendation by the board to the shareholders and included in our proxy statement for the 2013 annual meeting, written notice of such shareholder’s nomination must be given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of Chemtura (and must be received by the Secretary) not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. Such notice must set forth all of the information required by Article II, Section 11 of our By-Laws. The committee evaluates director nominees recommended by shareholders in the same manner in which it evaluates other director nominees.

The current composition of our board of directors was significantly influenced by Chemtura’s Chapter 11 reorganization during 2010. On March 18, 2009, Chemtura and many of our U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”). On November 10, 2010, we emerged from Chapter 11 a stronger, leaner and better capitalized company. Pursuant to our plan of reorganization, we made various changes to our board. The new and carry-over members of our board other than Mr. Rogerson (our Chairman, President and Chief Executive Officer) were chosen by a board selection committee established by us and by committees of unsecured creditors and bondholders, and advised by an independent search firm. Following our emergence, on March 4, 2011, Mr. Roger L. Headrick retired from the board and Ms. Anna C. Catalano was appointed to the board. On November 1, 2011, Mr. Robert A. Dover was appointed, bringing our board to nine members. Both Ms. Catalano and Mr. Dover were recommended by the nominating and governance committee with the advice of an independent search firm.

Set forth below is information with respect to the nominees, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service as a Chemtura director and their age at March 31, 2012.

Jeffrey D. Benjamin Age 50 Director since 2010	Senior Advisor to Cyrus Capital Partners, L.P. Jeffrey D. Benjamin joined the board in November 2010. He has served as Senior Advisor to Cyrus Capital Partners, L.P., a registered investment adviser, since June 2008. Mr. Benjamin also serves as a consultant to Apollo Management, L.P., a private investment fund, and from September 2002 to June 2008 served as a Senior Advisor to Apollo Management. Mr. Benjamin currently serves as a director, as chairman of the audit committee and as a member of the compensation and nominating and corporate governance committees of Exco Resources, Inc. (since 2005), a producer of natural gas and oil, and as a director of Harrah’s Entertainment, Inc. (since 2008), a provider of branded casino entertainment. He also serves as a director, as chairman of the nominating and corporate governance committee and as a member of the compensation committee of Spectrum Group International, Inc. (since 2009), a precious metals trading and collectibles company. Within the last five years, Mr. Benjamin was a director of Virgin Media Inc., Chiquita Brands International Inc., Goodman Global Inc., Dade Behring Holdings Inc. and McLeodUSA LLC (all publicly-held companies). Mr. Benjamin holds a Master of Science in Management from the Sloan School of Management at MIT, with a concentration in Finance, and has 25 years of investment banking and investment management experience.

Mr. Benjamin’s 25 years of investment banking and investment management experience provides valuable perspective to our board on a broad range of corporate finance and capital markets matters and growth strategies.

Chemtura Corporation 2012 Proxy Statement | 3

Timothy J. Bernlohr Age 53 Director since 2010	Founder and Managing Member of TJB Management Consulting, LLC. Timothy J. Bernlohr joined the board in November 2010. He is the founder and managing member of TJB Management Consulting, LLC, which specializes in providing project specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services. He founded the consultancy in 2005. Mr. Bernlohr is the former President and Chief Executive Officer of RBX Industries, Inc., which was a nationally recognized leader in the design, manufacture and marketing of rubber and plastic materials to the automotive, construction, and industrial markets. RBX® was sold to multiple buyers in 2004 and 2005. Prior to joining RBX® in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr currently serves as a director and as a member of the audit and nominating and governance committees of Atlas Air Worldwide Holdings, Inc. (since 2006), a provider of air cargo and outsourced aircraft operating solutions, as a director and member of the compensation committee of Rock Tenn Corporation (since 2011), a manufacturer and marketer of corrugated packaging materials, and as a director, as chairman of the compensation committee and as a member of the audit committee of Aventine Renewable Energy Holdings Inc. (since 2010), a producer and marketer of fuel-grade ethanol in the U.S. (all publicly-held companies). Mr. Bernlohr is also chairman of Champion Home Builders, Inc. and Manischewitz Company, privately-held companies. Within the last five years, Mr. Bernlohr was a director of WCI Steel, Inc., Smurfit Stone Container Corporation, and Ambassadors International Inc., all publicly-held companies. Mr. Bernlohr is a graduate of Pennsylvania State University.

Mr. Bernlohr’s operating experience as a chief executive officer provides our board with valuable perspective into operations and finance and his service as a director for other public company boards and committees provides our board with important insights into matters relating to corporate governance, compensation and strategic initiatives.

Anna C. Catalano Age 52 Director since March 2011	Former Group Vice President, Marketing, BP plc. (“BP”). Anna C. Catalano joined the board in March 2011. From 2000 through 2003, Ms. Catalano was Group Vice President, Marketing for BP. Prior to that she held various executive positions in BP and Amoco, including Group Vice President, Emerging Markets at BP, Senior Vice President, Sales and Operations at Amoco and President of Amoco Orient Oil Company. In addition to frequently speaking on strategic marketing and global branding, Ms. Catalano is a leader on the mentoring and advancement of women in business and in recognition of her efforts she was recognized by Fortune Magazine in 2001 as being among “The Most Powerful Women in International Business.” Ms. Catalano currently serves as a director and as a member of the corporate governance and compensation committees of Mead Johnson Nutrition Company (since 2010), a global leader in pediatric nutrition, as a director and as a member of the risk management and corporate governance and nominating committees of Willis Group Holdings PLC (since 2006), a provider of insurance brokerage, reinsurance and risk management consulting services and as a director and member of the compensation committee of Kraton Performance Polymers, a global leader of specialty polymers (all publicly-held companies). Ms. Catalano also serves on the board of the Houston Chapter of the Alzheimer’s Association, and as an advisory board member of the Kellogg Innovation Network of Northwestern University. Ms. Catalano formerly served on the boards of SSL International plc, Hercules Incorporated and Aviva plc. Ms. Catalano holds a BS degree in Business Administration from the University of Illinois, Champaign-Urbana.

Ms. Catalano brings to the board significant experience in international business operations with a focus in marketing.

4 | Chemtura Corporation 2012 Proxy Statement

Alan S. Cooper Age 53 Director since 2010	Founder and Managing Partner of Jet Capital Investors, L.P. (“Jet Capital”). Alan S. Cooper joined the board in November 2010. He is a founder and Managing Partner of Jet Capital, a private investment firm specializing in risk arbitrage, capital structure arbitrage and other event-driven investing. Jet Capital was founded in 2002. From 2000 through 2002, Mr. Cooper was a Principal of Redwood Capital Management, a hedge fund, where he was responsible for portfolio management, research and trading for risk arbitrage investing. Mr. Cooper was also responsible for marketing, investor relations and back office operations. From 1992 through 2000, Mr. Cooper was General Counsel and beginning in 1994 Vice President of Dickstein Partners, Inc., a hedge fund, responsible for risk arbitrage analysis, investor relations, compliance and back office operations. Mr. Cooper was an attorney at the law firm of Rosenman & Colin (1983-1991) where he specialized in corporate and securities law, including public and private offerings and mergers and acquisitions. He previously served as a director, as chairman of the governance committee and as a member of the compensation committee of Dade Behring Holdings Inc. and as a director of Younkers Stores, Hills Department Stores Inc., Banyan Strategic Land Fund II and Specialty Catalogue, Inc. Mr. Cooper serves as a Trustee of the Washington Institute for Near East Policy. Mr. Cooper is a graduate of the University of Pennsylvania Wharton School of Business and the University of Pennsylvania Law School.

Mr. Cooper’s investment experience as well as his experience and analytical skills as a corporate and securities lawyer provide our board with a valuable perspective into business strategies, corporate governance matters, strategic mergers and acquisitions and risk management oversight.

James W. Crownover Age 68 Director since 2005	Former Director of McKinsey & Company. James W. Crownover has been a director of Chemtura since 2005. Mr. Crownover retired in 1998 as a director of McKinsey & Company, a global management consulting firm. During his 30 year career with McKinsey, Mr. Crownover served as director, as head of its southwest practice and as co-head of its worldwide energy practice working with clients in Asia, Europe, Latin America and the U.S. His practice focused on business strategy, operations and organizational structure. Mr. Crownover has served on the board of Republic Services, Inc., a leading provider of solid waste collection, transfer, recycling and disposal services, since 2008 and currently is Chairman of the Board. He previously served as a director, as a member of the audit committee and as chairman of the governance committee of Allied Waste Industries, which merged into Republic Services, and as chairman of the audit and pension committees of Unocal Corporation, an energy exploration and production company. Mr. Crownover also serves as a director, as chairman of the compensation committee, and as a member of the nominating and corporate governance committee of FTI Consulting, Inc. (since 2006), a global business advisory firm. He serves as a director, as chairman of the governance committee, and as a member of the compensation committee of Weingarten Realty Investors (since 2001), an owner, manager and operator of commercial real estate. Mr. Crownover served as a director of Great Lakes (prior to the merger of Great Lakes and Chemtura) from 2002 to 2005, including as presiding director. Mr. Crownover also serves as Chairman of the board of trustees of Rice University and as a director of the Houston Grand Opera. In 1966, Mr. Crownover received his BS cum laude in chemical engineering from Rice University. He also received an MBA in 1968 from Stanford Business School.

Mr. Crownover’s experience over a 30 year career with McKinsey & Company brings to our board significant expertise in domestic and international operations and business strategy.

Chemtura Corporation 2012 Proxy Statement | 5

Robert A. Dover Age 66 Director since November 2011

Former Chairman and CEO of Jaguar Land Rover and Vice-President of Ford Motor Company. Mr. Dover joined the automotive industry in 1968 and, over his extensive career, has held senior positions with British Leyland, Land Rover, Jaguar Cars and Massey Ferguson, culminating with his service from 2000 to 2004 as Chairman and CEO of Jaguar Land Rover Limited (currently a unit of Tata Motors). While in these roles, Mr. Dover was responsible for the Jaguar XK8 sports car program and oversaw the Land Rover Discovery project. Since 2004, Mr. Dover has been engaged as an independent consultant to UK and international businesses and involved in a number of not-for-profit initiatives and board assignments. He currently serves as chairman and a director of Zeroshift Ltd., a UK-based manufacturer of gearboxes, and SinterCast, a Sweden-based corporation which provides on-line process control technology to the cast iron/foundry industry (each publicly-held companies), and as chairman and director for Inter City Group, a U.K.-based watch, gift and jewelry licensee and distributor (a privately held company). From 2009 to January 2012, he also served as a director and on the compensation and benefits committee of Hayes Lemmerz International, a manufacturer of automotive and commercial highway products. Mr. Dover is a director of the Jaguar Daimler Heritage Trust, Chairman of the British Motor Industry Heritage Trust, and Chairman of the Advisory Board of Cambridge University Institute for Manufacturing and Research Center. He holds a degree in mechanical engineering from the University of Manchester and acts as Visiting Professor of Engineering at Coventry University and Industrial Professor of Manufacturing at Warwick University.

Mr. Dover’s background in engineering and product development within capital intensive ventures provides our board with important insights into production and manufacturing strategies applicable to our businesses, and his extensive experience as a leader of global enterprises is of substantial value in addressing issues we confront as an international firm.

Jonathan F. Foster Age 51 Director since 2010	Managing Director of Current Capital LLC. Jonathan F. Foster joined the board in November 2010. He is a Managing Director of Current Capital LLC., a private equity and portfolio company management firm focused primarily on lower middle market industrial and business services companies. Mr. Foster currently serves as a director, as chairman of the audit committee and as a member of the finance committee of Masonite Inc. and as a director and as a member of the audit and nominating and governance committees of Lear Corporation. He is also a trustee of the New York Power Authority, the largest state-owned power organization in the U.S. From 2007 to 2008, Mr. Foster was Managing Director and Co-Head of Diversified Industrials & Services at Wachovia Securities. From 2005 through 2007, he was Executive Vice President of Finance and Business Development at Revolution Living, one of three business groups in the Revolution family of companies founded by Steve Case, co-founder of AOL. Previously, from 2002 through 2004, Mr. Foster served as a Managing Director of The Cypress Group, a private equity investment firm, where he led the industrial and services group. Mr. Foster also served as Senior Managing Director at Bear Stearns & Co. from 2001 through 2002 where he was responsible for mergers and acquisitions in industrial products and services. During 2000, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com. Previously, from 1988 through 1999, Mr. Foster was at Lazard LLC, ultimately as a Managing Director, where he worked on a wide range of mainly industrial and services mergers and acquisitions transactions.

Mr. Foster’s experience in private equity, investment banking and mergers and acquisitions provides our board with valuable guidance with respect to a broad range of strategic, operational and growth strategies.

6 | Chemtura Corporation 2012 Proxy Statement

Craig A. Rogerson Age 55 Director since 2008	Chairman, President and Chief Executive Officer, Chemtura Corporation. Craig A. Rogerson has served as Chemtura’s Chairman, President and Chief Executive Officer since December, 2008. Mr. Rogerson had previously served as President, CEO and director of Hercules, Incorporated until its acquisition by Ashland, Incorporated on November 13, 2008. Mr. Rogerson joined Hercules in 1979 in the firm’s Water Management Chemicals Division. In April 1997 he left Hercules to join Wacker Silicones Corporation where he served as President and CEO. In May 2000 Mr. Rogerson rejoined Hercules as vice president business operations of their BetzDearborn Division eventually being named vice president and general manager of that division in August, 2000. Prior to being named CEO of Hercules in December 2003, Mr. Rogerson held a variety of senior management positions with the company including president of the FiberVisions and Pinova Divisions, vice president Global Procurement and COO. Mr. Rogerson serves on the boards of directors of PPL Corporation, the Society of Chemical Industry and the American Chemistry Council. He previously served on the boards of First State Innovation and the Delaware Business Roundtable.

Mr. Rogerson’s prior service as President and Chief Executive Officer of a specialty chemicals company and his day-to-day leadership as Chief Executive Officer of Chemtura, provide him with intimate knowledge of our operations and provide the board with unique insights into our opportunities and challenges.

John K. Wulff Age 63 Director since 2009	Retired Chairman of Hercules Inc. John K. Wulff has served as a director of Chemtura since October 2009. He is the former Chairman of Hercules Inc., a manufacturer of specialty chemical products, a position he held from July 2003 until Ashland, Inc.’s acquisition of Hercules in November 2008. Prior to that time, he served as a member of the Financial Accounting Standards Board from 2001 to 2003. Mr. Wulff was previously Chief Financial Officer of Union Carbide Corporation (“Union Carbide”) from 1995 to 2001. During his fourteen years at Union Carbide, a manufacturer of chemicals and polymers, he also served as Vice President and Principal Accounting Officer from 1989 to 1995, and as Controller from 1987 to 1989. Mr. Wulff was also a partner of KPMG and predecessor firms from 1977 to 1987. He currently serves as a director (since 2004), as chairman of the audit committee and as a member of the governance and compensation committee of Moody’s Corporation. He is also a director, chairman of the compensation committee and a member of the executive committee of Sunoco, Inc. (since 2004), a manufacturer, distributor and marketer of petroleum products, and a director and member of the audit and nominating and corporate governance committees of Celanese Corporation (since 2006), a global manufacturer of industrial chemicals. Mr. Wulff previously served as a director of Fannie Mae from December 2004 until September 2008.

Mr. Wulff’s leadership and experience in the chemical industry, combined with finance and accounting expertise from serving in executive accounting and finance positions, provides the board with broad chemical industry experience and finance and accounting expertise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH

OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTOR.

Chemtura Corporation 2012 Proxy Statement | 7

Corporate Governance

Code of Business Conduct, Corporate Governance Principles and Charters

We have adopted a written code of ethics, or “code of business conduct,” applicable to all our directors, officers and employees. We intend to disclose any waivers of, or amendments to, the code of business conduct on our website. On December 8, 2011, the board approved a revised code of business conduct intended to improve comprehension through use of more accessible language and inclusive tone. The revised code of business conduct, the charters of each of our board committees and our corporate governance principles may be viewed on our website at www.chemtura.com. You may also obtain a copy of any of these documents without charge by writing to: Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749, Attention: Corporate Secretary.

Board Responsibilities, Composition and Independence

Our business and affairs are managed under the direction of the board of directors. The board believes that good corporate governance is an important factor in achieving business success and fulfilling the board’s responsibilities to our stakeholders. Our corporate governance policies and procedures are described in our corporate governance principles.

Our board of directors has nine members. It is the intent of our board that a substantial majority of its members should meet the director independence requirements of the NYSE listing standards. The board has affirmatively determined that all current directors (other than Mr. Rogerson) are independent based on the following standards:

•	no entity (other than a charitable entity) of which a director is an employee in any position or any immediate family member is an executive officer, made payments to, or received payments from, Chemtura and its subsidiaries in any of the 2011, 2010, or 2009 fiscal years in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues;

•	no director, or any immediate family member employed as an executive officer of Chemtura or its subsidiaries, received in any twelve-month period within the last three years more than $120,000 per year in direct compensation from Chemtura or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service;

•	Chemtura did not employ a director in any position, or any immediate family member as an executive officer, during the past three years;

•	no director is a current partner or employee of a firm that is Chemtura’s internal or external auditor (the “Auditor”); no immediate family member of a director is a current partner of the Auditor or an employee of the Auditor who personally worked on our audit; and no director or immediate family member of a director was during the past three years a partner or employee of the Auditor and personally worked on our audit within that time;

•	no director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of Chemtura served on the compensation committee of such company; and

•	no other material relationship exists between any director and Chemtura or our subsidiaries.

The board held 14 meetings during our 2011 fiscal year. The committees of the board held 26 meetings during our 2011 fiscal year. All incumbent directors attended at least 75% of the total number of meetings held by the board and by the committees of the board on which they served. It is our policy that all directors are expected to attend our annual meeting of shareholders. Our annual meeting of shareholders for 2011 was held on May 10, 2011 and was attended by all then current directors. It is the board’s policy that directors retire at the age of 72.

8 | Chemtura Corporation 2012 Proxy Statement

Board Leadership Structure

General. The board has determined that the appropriate leadership structure for the board at this time is for Mr. Rogerson, our President and Chief Executive Officer, to serve as Chairman of the Board. The board has selected a lead director, currently, Mr. Bernlohr, to provide independent leadership. Our lead director is elected by a majority of the independent directors upon a recommendation from the nominating and governance committee. Our lead director presides over executive sessions of the non-employee directors following every board meeting and advises the Chairman, in consultation with the other independent directors, as to board schedules and agendas. Executive sessions are not attended by management. The board has also determined that our lead director will be available to consult with shareholders and call meetings of the independent directors when appropriate. The independent directors believe that our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with our business and industry and most capable of identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside Chemtura while the Chief Executive Officer brings industry and company-specific experience and expertise. The board believes that the combined role of Chairman and Chief Executive Officer provides the appropriate balance between strategy development and execution and independent oversight of management by the board, promotes unified leadership and direction for the board and management and allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plan.

Lead Director. Mr. Bernlohr, who serves as a member of the audit committee, the compensation committee and the nominating and governance committee, was selected by the board and has served as lead director since November 10, 2010. The lead director’s responsibilities include:

•	presiding at executive sessions of the board;
•	consulting with the Chairman and other members of management on board and committee agendas;
•	advising the Chairman with respect to consultants who may report directly to the board; and
•	serving as liaison between the independent directors and management.

Executive Sessions. Executive sessions, which are meetings of the non-employee members of the board, are regularly scheduled throughout the year. Non-employee directors meet by themselves, without management or employee-directors present, at regularly scheduled in-person board meetings, meetings of the committees of the board and telephonic meetings, as appropriate.

Board and Committee Evaluations. Under our corporate governance principles and committee charters, the board and the committees of the board evaluate and discuss their respective performance and effectiveness on an annual basis. These evaluations cover a wide range of topics including the fulfillment of the board and committee responsibilities identified in our corporate governance principles and committee charters.

Oversight of Risk Management

General. We are exposed to a number of risks including, among others, financial, strategic and operational risks and risks relating to regulatory and legal matters. The board has an active role, as a whole and also at the committee level, in overseeing our risk management process and in assessing the most significant risks facing Chemtura. Specific board committees are responsible for overseeing specific types of risks. The chairs of each of our board committees report to the board what transpired at any committee meetings.

Under our policies, the leaders of each of our businesses and functions are responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks, prioritizing risks and actions to be taken in response, and regularly reporting to the CEO on actions to monitor and manage significant risks in order to remain within our range of risk tolerance. In the course of reviewing business plans and projects, management regularly identifies and reviews the attendant risks with the board and the steps that have or will be taken to address them. Management periodically reports to the board on its risk assessment and status of its action plans identified to mitigate risk. These reviews occur periodically at regularly scheduled and special meetings of the board. As described in the table below, each of the board committees is responsible for oversight of risk management practices for categories of risks relevant to their respective function.

Chemtura Corporation 2012 Proxy Statement | 9

Board/Committee	Primary Areas of Risk Oversight

Full Board	Risk management process and structure, strategic risks associated with business plans, and other significant risks such as major litigation, business development risks, succession planning and Chemtura’s overall policies and practices for enterprise risk management.
Audit Committee	Major financial risk exposures; significant operational, compliance, reputational and strategic risks; risks related to the subject matters described in its charter, including risks relating to liquidity, credit, internal controls, disclosure, financial reporting and certain legal and regulatory matters. Also reviews reports from the Chemtura Resource Line, our anonymous hotline that employees can use to report suspected violations of our code of business conduct. Regularly meets in executive session with our Vice President-Internal Audit and our independent registered public accounting firm, without management present, to discuss if there are areas of concern of which the committee and the full board should be aware. Reviews insurance programs and policies intended to mitigate risk.
Compensation Committee	Risks related to executive recruitment, assessment, development, retention and succession policies and programs; and risks associated with compensation policies and practices, including incentive compensation.
Environmental Health & Safety Committee	Risks relating to environmental, health, safety, security and regulatory matters.
Finance & Pension Committee	Risks associated with financial exposures related to debt maturities, foreign exchange, interest, liquidity and hedging programs; risks related to our pension plans and the actions being taken to mitigate or limit such risks.
Nominating & Governance Committee	Risks and exposures related to corporate governance, leadership structure, effectiveness of the board and the committees for oversight of Chemtura, review of director candidates, conflicts of interest and review of director independence.

We believe the division of risk management oversight responsibilities described above is an effective approach for addressing the risks facing Chemtura.

Compensation and Risk. We believe our performance-based compensation and equity programs create appropriate incentives to increase long-term shareholder value. In consultation with our compensation consultant, our compensation programs have been designed with key features and administered in a manner that discourages undue risk-taking by employees. These features include:

•	limits on annual short-term incentive and long-term performance awards, thereby defining and capping potential payouts;

•	the application of annual short-term incentive metrics that align employees against the balanced objectives of increasing earnings and improving cash flow through working capital management;

•	use of three distinct long-term incentive vehicles which include Restricted Stock Units (“RSUs”), Performance Shares (beginning with grants for fiscal 2012) and stock options—that vest over a number of years, thereby providing strong incentives for sustained operational and financial performance; and

•	board and committee exclusive discretion to adjust payouts under both the annual short-term and long-term performance plans to better reflect the core operating performance of Chemtura and its businesses, but prohibit discretion for payouts above stated maximum awards.

As such, we believe that our compensation policies and programs for all of our employees do not create risks that are reasonably likely to have a material adverse effect on Chemtura.

10 | Chemtura Corporation 2012 Proxy Statement

Committees of the Board of Directors

The board of directors has established five standing committees to assist it in the administration of its responsibilities: an audit committee, a compensation committee, an environmental, health & safety committee, a finance & pension committee, and a nominating & governance committee. The board may establish other special or standing committees from time to time. Members of the committees serve at the discretion of the board. Each of our five standing committees operates under a written charter adopted by the board and annually reviews and assesses the adequacy of that charter. Each committee member is independent within the meaning of SEC regulations and under NYSE listing standards and otherwise qualifies under the applicable committee charters.

Director	Audit Committee	Compensation Committee	Environmental, Health & Safety Committee	Finance & Pension Committee	Nominating & Corporate Governance Committee
Jeffrey Benjamin	*		*		▲
Timothy Bernlohr •	*	*			*
Anna Catalano		*	*
Alan Cooper	*			▲
James Crownover		*	▲		*
Robert Dover			*	*
Jonathan Foster		▲		*	*
John Wulff	▲		*	*
Meetings Held during 2011	12	5	2	5	2

*	Committee Member
▲	Committee Chair
•	Lead Director

Audit Committee. Under its charter, the audit committee is responsible for, among other things, overseeing the integrity of our accounting and financial reporting processes and the audits of our financial statements. The audit committee meets periodically with management to review our risk assessment and risk management policies and material financial risk exposures, including insurance programs and policies intended to mitigate risk, and with the independent registered public accounting firm to review the scope of the annual audit; provides general oversight with respect to the adequacy and effectiveness of our internal administrative business process and information systems controls, and accounting principles employed in our financial reporting; and reviews our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to filing with the SEC. The audit committee also selects the independent registered public accounting firm after discussion with the board; evaluates the independent registered public accounting firm’s qualifications, independence and performance; approves all audit and permitted non-audit services provided by the independent registered public accounting firm; and reviews and approves the fees of the independent registered public accounting firm. The audit committee also reviews earnings press releases, financial information and earnings guidance provided to rating agencies; establishes procedures for handling complaints about accounting and auditing matters and suspected violations of our code of business conduct; and periodically reviews our code of business conduct. On July 19, 2011, the board approved revisions to the audit committee charter. All members of our audit committee meet the financial literacy requirements of the NYSE listing standards and at least one member has accounting or related financial management expertise as required by the NYSE. In addition, the board has determined that John K. Wulff, the chairman of the audit committee, qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee. Under its charter, the compensation committee is responsible for, among other things, the administration of our compensation plans, including approval of the level of compensation for our executive officers and the review and approval of deferred compensation plans, long-term and short-term incentive programs, equity plans and equity ownership guidelines for our executive officers. The committee reviews and approves the corporate goals and objectives relative to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance against those goals and sets the Chief Executive Officer’s compensation based on this evaluation. The committee also reviews and determines board compensation.

Chemtura Corporation 2012 Proxy Statement | 11

Environmental, Health and Safety Committee. Under its charter, the environmental, health and safety committee provides, among other things, guidance to and oversight of management with respect to safety, health, environmental, security and regulatory matters, including the review of our safety, health and environmental performance, policies, standards, procedures, management systems and strategic plans. The committee also recommends actions and policies that will enable us to achieve a high level of safety, health and environmental performance compared with our peers in the chemical industry.

Finance and Pension Committee. Under its charter, the finance and pension committee is responsible for, among other things, reviewing and making recommendations to the board regarding the issuance or repurchase of securities, material debt financings, material capital expenditures, acquisitions, divestitures, other material expenditures, dividend policy and management of pension assets. The committee is authorized to approve certain debt financings when the board is not in session.

Nominating and Governance Committee. Under its charter, the nominating and governance committee is responsible for corporate governance and organizational matters, including advising the board with respect to the organization, size and composition of the board and its committees, identifying and recommending to the board qualified candidates for election or appointment to the board, reviewing and recommending changes to our corporate governance principles, evaluating board performance and reviewing our policies and programs that relate to corporate governance matters. Our corporate governance principles were revised and approved by the board on March 4, 2011.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was at any time during 2011 employed as an employee or officer of Chemtura or had any relationship with Chemtura requiring disclosure as a related-party transaction. In addition, no executive officer of Chemtura has served on the board of directors or compensation committee of any other entity that has one or more executive officers who served as a member of our board of directors or compensation committee during 2011.

Communications with the Board

The board of directors has established a process whereby shareholders and other interested parties can send communications to one or more directors. To contact one or more directors, you may call one of the following numbers:

•	1.800.729.1514 if calling from inside the United States or Canada;
•	if calling from outside the U.S. or Canada, use the AT&T Direct Access Operator in the country you are calling from: http://www.business.att.com/bt/tollfree.jsp; or
•	if you do not have internet access and are calling from outside the U.S. or Canada, you may call 704-501-2359 and with operator assistance, reverse the telephone charge for the call.

You may also contact one or more board members by writing to the following address: CCI, Attn: Chemtura Board of Directors, P.O. Box 561915, Charlotte, NC 28256. In accordance with instructions provided by our audit committee, your call, report or letter will be distributed as applicable to our Chief Executive Officer, General Counsel, Chief Financial Officer, and Associate General Counsel, Ethics and Compliance, who will review the correspondence before forwarding it directly to the board member(s) to whom you wish to communicate.

All such reports or correspondence will be forwarded as described above unless they are of a trivial nature or otherwise not related to accounting, internal controls, auditing matters, corporate governance, safety, health or environmental issues or any other significant legal or ethical issues at Chemtura. However, a report will be made to the audit committee of all call reports or correspondence to the board of directors, and all such reports and correspondence are available to all board members and are preserved in accordance with our Corporate Records Management and Retention Policy. This process is also described in detail in the Investors – Corporate Governance section of our website at www.chemtura.com.

Certain Legal Proceedings

As a result of our filing voluntary petitions under Chapter 11 of the Bankruptcy Code filed March 18, 2009, Craig Rogerson, Stephen Forsyth, Chet Cross, Billie Flaherty and Alan Swiech, our named executive officers, served as executive officers of a company that filed a petition under the federal bankruptcy laws within the last five years.

12 | Chemtura Corporation 2012 Proxy Statement

Director Compensation

Compensation Program. The annual compensation package for non-employee members of the board is designed to attract and retain highly-qualified, independent professionals to represent our shareholders and to ensure alignment with shareholders’ interests. In 2011, the compensation committee reviewed the director compensation program with Pearl Meyer & Partners, the committee’s independent compensation consultant, including the competitiveness and appropriateness of the program. Based on that review, the committee re-affirmed the major components of the pre-bankruptcy director pay program for fiscal 2011:

•	Annual Cash Retainer. Each non-employee director receives an annual cash retainer of $82,000. The lead director receives an additional cash retainer of $30,000 per year and each member of the audit committee receives an additional $7,500 per year. In addition, the chairs of the audit, compensation, finance & pension, nominating & governance, and environmental health & safety committees receive additional annual cash retainers of $18,000, $12,000, $10,000, $8,000 and $8,000, respectively. Under the Directors Deferral Plan described below, and its predecessor plan in place during 2011, non-employee directors are able to defer cash fees through separation from service, a specified distribution date, or the earlier or later of those two dates. Any unpaid amounts so deferred will be paid to a director upon certain events, including death, disability, or a change in control of Chemtura. No non-employee director elected to defer cash fees under the Directors Deferral Plan in 2011.

•	Annual Equity Grant. Each non-employee director receives an annual grant of common stock under the 2010 Long-Term Incentive Plan (the “LTIP”) valued at $90,000 based on the closing price of our common stock on the date of grant. Under this program, on March 10, 2011 each then current non-employee director received an annual grant of 5,614 shares (based upon a current market price of $16.03 per share), except that Mr. Headrick, who retired from the board on March 4, 2011, and Ms. Catalano, who joined the board on March 4, 2011, received prorated grants of 969 and 4,645 shares, respectively. Upon joining the board on November 1, 2011, Mr. Dover received a prorated grant of 1,245 shares on November 4, 2011 (based upon a current market price of $12.05 per share). For shares awarded during 2011, under the LTIP non-employee directors were able to defer delivery of the shares through a specified distribution date following separation from service. Messrs. Cooper and Wulff elected to defer the delivery of their shares until separation from service and one year after separation from service, respectively. Commencing with grants during 2012, non-employee directors will be able to defer delivery of their shares under more flexible provisions of the Directors Deferral Plan described below.

•	One-Time Equity Grant of Restricted Stock Units. In addition to the Annual Equity Grant, in order to create further alignment between our non-employee directors and our shareholders following our emergence from Chapter 11, on February 25, 2011, each then serving non-employee director received a one-time grant of 12,639 restricted stock units (“RSUs”) under the LTIP. Ms. Catalano and Mr. Dover also received one-time grants of 12,639 RSUs and 7,469 RSUs, respectively, upon joining the board. These RSUs vest 50% on the first anniversary of grant and 50% on the second anniversary of grant. Messrs. Cooper, Foster and Wulff each elected to defer the conversion of their RSUs until separation from service, separation from service, and one year after separation from service, respectively.

Directors do not receive fees for attendance in person or by telephone at board or committee meetings. Each director is reimbursed for costs incurred in connection with attendance at board and committee meetings. Chemtura does not provide pension benefits for non-employee directors. Directors who are our employees do not receive additional compensation for board participation.

For fiscal 2012, non-employee directors continue to receive annual cash retainers as described above, and on March 1, 2012 each non-employee director received an annual equity grant of 5,852 shares of common stock valued at $90,000 based upon the current market price of $15.38 per share. Messrs. Cooper, Foster and Wulff each elected to defer delivery of their shares until separation from service, January 1, 2015, and separation from service, respectively.

Directors Deferral Plan. On December 7, 2011, the compensation committee approved the Amended and Restated Chemtura Corporation Non-Employee Directors Deferral Plan (the “Directors Deferral Plan”). Under the Directors Deferral Plan, non-employee directors may elect to defer both cash retainer fees and settlement of stock-based awards until separation from service, a specified distribution date, or the earlier or later of those two dates. Any unpaid amounts will be paid to a director upon certain events, including death, disability, or a change in control of Chemtura. The Directors Deferral Plan is available for voluntary deferrals by non-employee directors for fiscal 2012 and subsequent years. All deferrals by non-employee directors under the Directors Deferral Plan and its predecessor plan or the LTIP are intended to comply with the requirements of Section 409A of the Internal Revenue Code.

Chemtura Corporation 2012 Proxy Statement | 13

2011 Director Compensation Table. The following table presents information regarding the compensation paid to non-employee directors for services rendered in 2011.

Director	Fees Earned or Paid in Cash ($)(1)	Common Stock ($)(2)		Restricted Stock Units (RSUs) ($)(5)		Total ($)
Jeffrey Benjamin	97,500	90,000		205,384		392,884
Timothy Bernlohr	116,801	90,000		205,384		412,185
Anna Catalano (4)	67,878	74,459		202,603		344,940
Alan Cooper	99,500	90,000	(3)	205,384	(6)	394,884
James Crownover	90,000	90,000		205,384		385,384
Robert Dover (4)	13,893	15,002		90,000		118,895
Jonathan Foster	94,000	90,000		205,384	(6)	389,384
Roger Headrick (4)	18,207	15,533		205,384	(6)	239,124
John Wulff	110,043	90,000	(3)	205,384	(6)	405,427

(1)	The amounts reported in this column comprise compensation earned or paid in 2011. The cash compensation for Ms. Catalano and Messrs. Dover and Headrick was prorated for their periods of service on the board during fiscal 2011.

(2)	In accordance with SEC rules, we calculated the amounts shown in this column to reflect the aggregate grant date fair value in accordance with ASC 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions and methodologies used to calculate these amounts, see Stock Incentive Plans, Note 13 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 27, 2012 (the “2011 Form 10-K”). The number of shares of common stock held by each of our directors is shown under Stock Ownership Information—Security Ownership of Management on page 38.

(3)	Messrs. Cooper and Wulff have elected to defer delivery of all their shares until separation from service and one year after separation from service, respectively.

(4)	Ms. Catalano joined the board on March 4, 2011, Mr. Dover joined the board on November 1, 2011, and Mr. Headrick retired from the board on March 4, 2011.

(5)	RSUs vest 50% on the first anniversary and 50% on the second anniversary of the date of grant.

(6)	Messrs. Cooper, Foster and Wulff elected under the LTIP to defer conversion of their RSUs until separation from service and Mr. Wulff elected to defer conversion until one year after separation of service. Mr. Headrick’s RSUs were forfeited upon his retirement from the board on March 4, 2011.

Undelivered Common Stock and Unvested RSUs of Non-Employee Directors. The following table presents the number of shares of common stock for which delivery has been deferred and the number of unvested RSUs held by non-employee directors at December 31, 2011. No vested or unvested options were held by non-employee directors on that date.

Director	Common Stock with Deferred Delivery (#)		Unvested RSUs (#)	Vesting Schedule
Jeffrey Benjamin			12,639	2/25/12 (50%); 2/25/13 (50%)
Timothy Bernlohr			12,639	2/25/12 (50%); 2/25/13 (50%)
Anna Catalano			12,639	3/10/12 (50%); 3/10/13 (50%)
Alan Cooper	5,614	(1)	12,639	2/25/12 (50%); 2/25/13 (50%)	(3)
James Crownover	363	(2)	12,639	2/25/12 (50%); 2/25/13 (50%)
Robert Dover			7,469	11/4/12 (50%); 11/4/13 (50%)
Jonathan Foster			12,639	2/25/12 (50%); 2/25/13 (50%)	(3)
John Wulff	5,614	(1)	12,639	2/25/12 (50%); 2/25/13 (50%)	(3)

(1)	RSUs reported for Messrs. Cooper and Wulff are vested and earned but cannot be converted into common stock until separation from service and one year after separation from service, respectively.

(2)	363 of the RSUs reported for Mr. Crownover are vested and earned for services prior to Chemtura’s 2009 filing under Chapter 11 but cannot be converted into common stock until his retirement from the board.

(3)	Messrs. Cooper, Foster and Wulff have elected under the Directors Deferral Plan to defer conversion of these RSUs until separation from service, separation from service, and one year after separation from service, respectively.

14 | Chemtura Corporation 2012 Proxy Statement

Non-employee Director Stock Ownership Guidelines

On December 7, 2011, the compensation committee approved new stock ownership guidelines for non-employee directors. Under the guidelines, non-employee directors are subject to a stock ownership requirement of 4x the base annual cash retainer for board service. Directors have five years from adoption or the date they join the board to achieve the ownership requirement. Currently, all non-employee directors own at least the guideline amount, or Chemtura expects such non-employee directors will obtain the requisite share ownership within the allotted time frame. If the annual cash retainer increases, directors will have five years from the time of the increase to acquire any additional shares needed to meet the guidelines. With limited exceptions, directors will generally be prohibited from selling shares if they would not meet the ownership requirement after sale. Once achieved, ownership of the minimum requirement must be maintained for as long as the director is subject to the guidelines, though a failure to maintain the requisite ownership due to fluctuations in the value of Chemtura stock will not by itself, violate the policy. In calculating a director’s ownership, restricted stock, deferred stock and other positions for which beneficial ownership (as defined under Section 16 of the Securities Exchange Act of 1934) would be attributed will be included, but stock options and unvested/unearned performance shares will not count towards the minimum ownership requirement. The value of a director’s position is based on a rolling 13-month average of market prices.

Related Person Transactions

We review relationships and transactions in which Chemtura and our directors, executive officers, or nominees for director or their immediate families or a greater than 5% owner of our stock are participants to determine whether such related parties have a direct or indirect material interest. Chemtura’s legal staff is primarily responsible for the development and implementation of processes to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related party are disclosed. In addition, Chemtura’s executive committee, comprising senior executives of Chemtura, is responsible for reviewing and approving related party transactions. In the course of its review of a disclosable related party transaction, the executive committee considers, among other things: (i) the nature of the related party’s interest in the transaction; (ii) the material terms of the transaction, including the amount and type of transaction; (iii) the importance of the transaction to the related party; (iv) the importance of the transaction to Chemtura; and (v) any other matters the executive committee deems appropriate. Other than under its Code of Business Conduct, Chemtura does not maintain a written related-party transaction policy. There were no related-party transactions in 2011.

Executive Compensation

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) disclosure contained in this proxy statement. The compensation committee recommended to the board of directors that the CD&A be included in this proxy statement.

The Compensation Committee of the Board of Directors

Jonathan F. Foster, Chair
Timothy J. Bernlohr
Anna C. Catalano
James W. Crownover

The report of the compensation committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

Chemtura Corporation 2012 Proxy Statement | 15

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers (including our Chief Executive Officer, Chief Financial Officer and other executive officers appearing in the Summary Compensation Table) should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

This executive summary highlights our principal accomplishments in 2011, the core principles of our executive compensation programs, the approach followed by the compensation committee (the “committee”) and key executive compensation actions and decisions in 2011.

The Year in Review. During 2011, we put in place many elements of our plan to build the successful enterprise that we envision and shareholders expect – from creating a stronger, more fundamentally sound business infrastructure, to driving growth through innovation, reliability, and a deeper understanding of our customers’ needs. Throughout the year we introduced new products, built on existing and added new applications and invested to serve our customers’ growing demand. Our financial results for 2011 demonstrated our significant progress. We grew our revenues by 10% to finish the year at $3 billion. Having put our restructuring behind us, we delivered positive net income in every quarter – a strong improvement over recent years’ performance. We also generated significant cash flows from operations, enabling us to increase our capital investment in support of growth initiatives and enabling our board to approve a stock repurchase program that permitted us to repurchase 2 million shares in the fourth quarter of 2011. This strong financial performance was reflected in 2011 Consolidated EBITDA of $385 million – up 20% from 2010, and slightly below the $395 million target level. Consolidated EBITDA (a term used in Chemtura’s incentive compensation plans that is the same as “Adjusted EBITDA” as disclosed in Chemtura’s reports, the disclosure statement issued in conjunction with our plan of reorganization and our earnings press releases) is a non-GAAP earnings metric, and a major component in driving the levels of 2011 awards of cash and equity incentive compensation for our named executive officers. For additional information on the calculation of this metric, see Appendix A —Adjusted EBITDA on page A-1.

Core Principles. We operate in a competitive and challenging industry. We believe that the executive compensation programs for our named executive officers should be designed in accordance with the following core principles:

•	Pay-for-Performance: To ensure that the actual compensation realized by our named executive officers is directly linked to individual, business unit and company-wide performance, our executive compensation programs are structured with a significant portion of variable or at-risk cash and equity compensation. Pay for performance alignment should allow Chemtura to deliver rewards aligned with multiple performance dimensions under a range of business scenarios. The effectiveness of our pay-for-performance compensation is demonstrated by our Emergence Award Plan, which set aggressive targets based on Consolidated EBITDA, and only paid out 57% of the maximum award when those targets were not met.

•	Alignment: Our executive compensation programs are designed to align the interests of the named executive officers with those of our shareholders both in the short-term and the long-term. The annual cash incentive program rewarded executives for the achievement of specific financial performance goals and individual performance objectives on an annual basis. Our equity programs, combining stock options with time-based RSUs and (commencing in 2012) performance shares linked to total shareholder return, further align the interests of our named executive officers and shareholders in the creation of shareholder value over the long-term. Pay mix and performance measures are selected to ensure alignment with the shareholder experience. Overall executive compensation program design should reinforce and support the accumulation of a meaningful ownership stake in Chemtura.

•	Market Competitiveness: A key to our future success is the ability to assemble a team of highly qualified executives who can provide the leadership necessary to execute our business strategy over the short-term and the long-term. Our executive compensation programs have been designed to offer market competitive compensation that would allow us to attract a talented executive management team capable of meeting or exceeding our business objectives.

•	Avoid Encouraging Excessive Risk-taking: Compensation plans should not encourage or promote the taking of excessive risk that introduces the potential for a material adverse effect on Chemtura. The committee regularly considers enterprise risk in the design of Chemtura’s executive compensation programs and works to ensure that compensation programs represent best practices so as not to encourage excessive risk-taking. Several features of our compensation plan design that we believe reduce the potential for taking excessive risk are discussed in the section Compensation and Risk on page 10.

16 | Chemtura Corporation 2012 Proxy Statement

Compensation Approach. The approach utilized by the committee is a key feature that ensures that actual compensation and plan design are consistent with the Core Principles. Our compensation approach is a multi-step process based on:

•	independent decision-making;

•	utilizing market data to appropriately target compensation levels;

•	consideration of the median compensation levels of our peer group;

•	following a consistent, rigorous target setting process; and

•	utilizing verification tools to ensure appropriate decisions are being made.

Key Decisions. During 2011, the committee made several key decisions and implemented policies to further align our executive compensation with our core principles and shareholder interests:

•	employment agreements with our named executive officers were amended to eliminate excise tax gross-up provisions on termination payments and remove the perquisite allowance from the calculation of severance;

•	each of our named executive officers agreed to irrevocably and permanently waive their right to receive any annual minimum equity award under their Employment Agreement;

•	the committee approved elimination of the executive perquisite allowance;

•	the committee approved changes to the Executive and Key Employee Severance Plan to reduce severance under that plan following a change in control for persons not subject to Employment Agreements to no greater than 1x annual compensation;

•	the committee adopted equity ownership guidelines applicable to executives and key employees; and

•	the committee approved the addition of performance shares specifically measured against total shareholder return to the mix of executive compensation, starting in 2012, in order to further align executive compensation to Chemtura’s performance.

Advisory Vote on Executive Compensation. When setting compensation, and in determining compensation policies and practices, the committee took into account the favorable results on each of the 2011 shareholder advisory resolutions to approve executive compensation and Chemtura’s recommendation to hold an annual advisory vote on a resolution to approve executive compensation. At the 2011 Annual Shareholders’ Meeting, 97.6% of votes cast approved Chemtura’s compensation program for our named executive officers, and 93.3% of the votes cast supported Chemtura’s recommendation to provide an annual advisory vote on a resolution to approve executive compensation. The committee took these results into account by continuing to emphasize the core objectives underlying Chemtura’s executive compensation program. We value the opinions of our shareholders.

Role of the Compensation Committee

The committee is primarily responsible for overseeing the overall compensation structure, policies and programs for our executive officers. Our Chief Executive Officer (the “CEO”) annually reviews the performance of each of the executive officers and recommends salary adjustments to the committee for approval as well as annual cash incentive compensation and equity compensation applying specific performance metrics that have been previously approved by the committee. From time-to-time, the CEO also recommends to the committee for approval discretionary cash bonuses to reward extraordinary performance and contributions to Chemtura. Although the committee considers the CEO’s recommendations, it interacts with various members of senior management in the course of its duties and retains full discretion to set all compensation for executive officers including the CEO. Regarding the CEO, the committee establishes and reviews the corporate goals and objectives relative to the CEO’s compensation and sets the CEO’s compensation based on an evaluation of the CEO’s performance against the previously established corporate goals and objectives. The committee is comprised entirely of independent directors as defined under NYSE listing standards. Under its charter, the committee has the discretion to retain outside legal, accounting and consulting services in discharging its duties.

Chemtura Corporation 2012 Proxy Statement | 17

How We Use Compensation Consultants

Since 2010, the committee has retained Pearl Meyer & Partners (“PM&P”), as a compensation consultant to advise the committee and Chemtura on executive and board compensation matters at Chemtura’s expense. No member of the committee or any named executive officer has any affiliation with PM&P. From time to time, we have also retained the services of outside counsel to advise us on compensation matters.

PM&P reports directly to the committee and did not provide additional services to Chemtura during 2011. The committee has the sole authority to retain and dismiss PM&P and to approve PM&P’s fees. PM&P provides objective and independent advice and analysis to the committee with respect to executive and director compensation. The committee retains PM&P based upon its expertise, independence, and industry experience. In 2011, the committee met with PM&P without management present in an executive session of each regularly scheduled committee meeting. The committee relies on PM&P to provide an annual review of executive and board compensation practices of companies in our peer group including a benchmarking analysis of base salary and short- and long-term incentive targets of the companies with which we compete for executive talent. In addition, the committee may, from time-to-time, request advice from PM&P concerning the design, communication, and implementation of our incentive plans and other compensation programs.

The services provided by PM&P to the committee in 2011 included:

•	review of our compensation philosophy and the alignment of our executive compensation practices with that philosophy;
•	benchmarking and analysis of competitive compensation practices for executives and directors within our peer group and our industry;
•	review of potential retention tools for key executives;
•	review of the description of our executive compensation practices in proxy disclosures;
•	review of the change in control and other severance provisions contained in our compensation and severance plans and employment agreements to ensure alignment with our compensation philosophy and competitive practice;
•	analysis of compensation rankings for our CEO and CFO and other named executives as compared to the peer group; and
•	informing the committee of market trends and current issues in executive compensation.

In 2011, fees paid to PM&P for services provided to the committee totaled $338,950, including travel and expenses.

Pay Levels and Benchmarking

Pay levels for executives are based on the following factors:

•	roles and responsibilities within Chemtura;
•	experience and expertise;
•	compensation levels in the marketplace for similar positions; and
•	performance of the individual and Chemtura as a whole.

When reviewing marketplace compensation for our executive officers, the committee considers publicly available information, such as the compensation disclosures in proxy statements from competitors as well as data from privately published compensation surveys focusing on other companies within the chemical industry and other relevant industries. Analyses are prepared jointly by us and our consultants. In 2011, to assist us in our compensation decisions, we prepared an analysis of executive compensation using proxy data from various published sources. The data was adjusted to account for differences between Chemtura and the companies represented in the data, such as relative differences in revenues and scope of operations.

18 | Chemtura Corporation 2012 Proxy Statement

The committee reviews the companies that comprise the peer group each year to ensure that the peer group remains appropriate. The companies in the peer group are identified based on industry, revenues, number of employees, total assets and market capitalization. After review by the compensation consultant and discussion with the committee, no changes were made to the peer group for 2011. For 2011, the peer group that the committee reviewed to ensure that our total compensation is within a reasonably competitive range included the following 15 companies:

Albermarle Corp.	Cytec Industries Inc.	Georgia Gulf Corp.	PolyOne Corp.	Solutia Inc.
Arch Chemicals, Inc.	Ferro Corp.	Lubrizol Corp.	Rockwood Holdings Inc.	W. R. Grace & Co.
Cabot Corp.	FMC Corp.	NALCO Holding Co.	RPM International Inc.	Westlake Chemical Corp.

The committee reviews the compensation practices of the companies in the peer group to design compensation programs to attract new executives in our highly competitive industry and to confirm proper levels of compensation for our named executive officers in order to incentivize and retain them. Although this compensation data, and in particular the median levels of compensation within our peer group is considered by the committee in determining executive compensation, it is not the only factor in making such compensation decisions. Other factors considered include an executive’s experience, proficiency and sustained performance in his or her role. Moreover, the committee does not adhere to strict formulas, benchmarking or its review of the compensation data described above to determine the mix of compensation elements. Instead, the committee considers various factors in exercising its discretion to determine compensation.

In evaluating the performance of the named executive officers with respect to compensation decisions in March 2011, the committee considered various aspects of performance, including those identified in the following table:

Executive	Performance Factors Considered by the Committee

Craig Rogerson Chairman, President and CEO	Strong performance and leadership related to the Chapter 11 reorganization and emergence process, and significant profitability improvements since joining Chemtura. Mr. Rogerson has been instrumental in creating a culture of performance and accountability, with a strong focus on safety, compliance and profitable growth.
Stephen Forsyth EVP & Chief Financial Officer	Strong performance in response to Chapter 11 demands while also supporting day-to-day operations and reporting requirements. Mr. Forsyth was instrumental in our securing $1.025 billion in exit financing with favorable terms and in executing the settlement of thousands of claims upon emergence. Post Chapter 11, Mr. Forsyth demonstrated strong leadership in the Corporate Finance function. Key accomplishments included the implementation of shared service centers in Europe and Asia, driving consistency and simplification of back office business support in those regions, and a much stronger balance sheet and substantial liquidity in fiscal 2011.
Chet Cross EVP Group President, Engineered &Performance Industrial Products	Strong leadership of the Industrial businesses, which delivered greater than target results in 2010. Mr. Cross delivered improved year-over-year performance across the spectrum of operating metrics, including Consolidated EBITDA (as defined below under 2011 Performance Measures), working capital and safety.
Billie Flaherty SVP, General Counsel and Secretary	Strong leadership and performance related to the Chapter 11 reorganization and emergence process. Ms. Flaherty successfully negotiated significant reductions in numerous legacy liabilities and outstanding bankruptcy claims and also added upgraded talent to the legal team. Post Chapter 11, Ms. Flaherty successfully implemented various initiatives and programs to enhance Chemtura’s global ethics and compliance program.
Alan Swiech SVP, Human Resources and Support Services	Strong performance as a key leader through the Chapter 11 process and improvements within the HR function, which included the development of communications across all constituencies with significant improvements in HR processes. Mr. Swiech also assumed responsibility for our supply chain organizations and delivered substantial improvements in on-time delivery and customer satisfaction.

Chemtura Corporation 2012 Proxy Statement | 19

Components of Compensation

Our compensation programs for named executive officers consist of base salary, annual performance-based cash incentive compensation and long-term incentives tied to improvement and growth. To achieve our Core Principles and the compensation objectives described above, the compensation programs for our named executive officers in 2011 comprised the following components:

•	Base Salary: fixed pay that takes into account an individual’s roles and responsibilities, experience and expertise designed to provide a market-competitive annualized base salary;

•	Annual Performance-Based Cash Incentive Compensation: variable performance-based cash payments under our 2011 MIP designed to reward the achievement of pre-established financial goals specifically tied to our long-range business plan and growth expectations; and

•	Long-Term Incentive Compensation: performance-based incentive awards designed to attract and retain key executives and employees, align the interests of our executives and employees with those of our shareholders, and reward exceptional performance in the form of time-based RSUs, stock options and (commencing in 2012) performance shares linked directly to total shareholder return.

A summary of each component of compensation is provided below.

Base Salary

Base salary levels are reviewed annually by the committee as part of our annual performance management process, as well as upon promotions or other significant changes in job responsibility. Base salaries are reviewed and adjusted by the committee with regard to:

•	individual performance of the executive;
•	internal review of the executive’s compensation relative to others on the executive team;
•	new job responsibilities and promotions;
•	experience and expertise; and
•	market data provided by the analyses described above.

On March 3, 2011, the committee approved merit and market adjustment base salary increases, effective April 1, 2011 for Messrs. Forsyth, Cross and Swiech and Ms. Flaherty. Mr. Rogerson’s base salary was unchanged as market data supported his current base salary. On December 7, 2011, in conjunction with the elimination of all perquisite allowances for each of the named executive officers, the committee approved a corresponding increase in base salary, effective January 1, 2012. See Other Compensation Elements – Perquisite Allowance on page 28 below. These salary adjustments are reflected in the table below.

	Salary at January	Increase Effective April 1, 2011		Salary at April 1,	Salary at January 1,
Executive	1, 2011 ($)	Amount ($)	Percent (%)	2011 ($)	2012 ($)
Craig Rogerson	1,000,000	-	-	1,000,000	1,075,000
Stephen Forsyth	475,000	15,000	3.2	490,000	522,000
Chet Cross	380,000	10,000	2.6	390,000	422,000
Billie Flaherty	350,000	28,000	8.0	378,000	394,000
Alan Swiech	300,000	35,000	11.7	335,000	351,000

20 | Chemtura Corporation 2012 Proxy Statement

Annual Performance-Based Cash Incentive Compensation

The Chemtura Corporation Management Incentive Program (the “MIP”) is an annual performance-based cash incentive program offered under the 2010 Chemtura Corporation Short-Term Incentive Plan. The MIP provides each participant, including named executive officers, with an opportunity to earn cash compensation in the form of an annual cash incentive based on the attainment of pre-established financial performance goals specifically linked to our long-range plan (the “MIP Award”). Participants in the MIP fall into one of three groups: executive participants; function participants; and business participants, as determined by the committee and, where applicable, the board. Some participants may be allocated or split between function and business or multiple business units depending on their positions.

Each MIP participant is assigned an incentive opportunity expressed as a percentage of base pay (the “Target Percentage”), and performance metrics are established with varying weightings totaling 100%. For each performance metric, threshold, target and maximum performance levels are set and the participant is credited 0% if the threshold is not met, 100% at target, and 200% if the maximum is met or exceeded. An intermediary credit is given if performance falls within these ranges based on intermediary levels or straight line interpolation. A participant’s final MIP Award payment is calculated by multiplying his or her Target Percentage by the weighted average percentage calculated for each performance metric. That figure is then subject to adjustment for a safety multiplier and an individual performance multiplier. No MIP award is payable if Chemtura fails to meet a minimum threshold performance level established on a consolidated basis, and for certain business participants, on a business unit basis as well.

2011 Performance Measures. For 2011, the performance metrics and weightings established by the committee for the named executive officers under the 2011 MIP, and the resulting actual performance, were as follows:

•	Consolidated EBITDA (weighted 70%). This is defined as consolidated earnings before interest, taxes, depreciation expense and amortization expense, and adjusted to exclude certain expenses, gains and losses that may not be indicative of the performance of our core operations. Consolidated EBITDA (a term used in Chemtura’s incentive compensation plans that is the same as “Adjusted EBITDA” as disclosed in Chemtura’s reports, the disclosure statement issued in conjunction with our plan of reorganization and earnings press releases) is a financial measure that is not calculated or presented in accordance with generally accepted accounting principles (“GAAP”). In addition, Consolidated EBITDA may differ from similarly titled financial measures used by other companies and does not provide a comparable view of our performance relative to other companies in similar industries. We believe that Consolidated EBITDA is useful in evaluating our underlying performance and identifying operating trends. We use Consolidated EBITDA as one of the key metrics in determining the allocation of resources and in evaluating the performance of our operations. Consolidated EBITDA was established by the committee as a performance metric to incentivize management to achieve our annual and long-range financial and business objectives. For additional information on the calculation of this metric, see Appendix A —Adjusted EBITDA on page A-1.

•	Consolidated Days Sales Outstanding (“DSO”) (weighted 15%) and Consolidated Days Cost in Inventory (“DCI”) (weighted 15%). DSO and DCI measure the time it takes to convert working capital into cash. DCI measures the average number of days that it takes to turn inventory into sales. DSO measures the average number of days that it takes to collect receivables after revenue has been recognized. The lower the DSO and DCI, the more efficient we are at managing our working capital. DSO and DCI were established by the committee as performance metrics to incentivize management to improve the management of our working capital. DSO and DCI are measured at the end of each quarter against pre-established quarterly DSO and DCI performance targets.

•	Total Recordable Case Rate (“TRCR”). The TRCR, as defined by OSHA, is a measure of Chemtura’s firm-wide rate of recordable injuries in the workplace and is calculated by multiplying the number of recordable cases by 200,000 and dividing that number by the number of labor hours. This is applied as a multiplier of 0.9x, 1.0x or 1.1x to the amount calculated from the other performance metrics. TRCR was incorporated by the committee as a part of the MIP calculation to emphasize Chemtura’s strong commitment to workplace health and safety.

•	Individual Performance. In determining a participant’s MIP Award, the committee determines an individual performance multiplier, which can be greater or less than 1.0x for each participant, based on the committee’s assessment of any performance factors the committee determines should be taken into account. The CEO recommends to the committee the performance multiplier for each participant who reports directly to the CEO. The CEO and the applicable business or function leader recommends to the committee the performance multiplier for each other participant.

Chemtura Corporation 2012 Proxy Statement | 21

The following table shows the metrics established for determining payouts under the MIP for fiscal 2011, and the calculation of MIP payouts based on actual performance. In addition, the 2011 MIP provided that there would be no payout for the named executive officers unless threshold performance under the Consolidated EBITDA performance metric was achieved.

Performance Metrics			Threshold		Target		Maximum		Actual 2011 Performance		Weight	Factor

Consolidated EBITDA
(in $ million)			325		395		415		385.4
Payout %		(1)	0%		100%		200%		91%		70%	63.7%
Days Sales Outstanding (DSO)
(in days)	Q1		82		74		69		75.0
Q2			72		65		60		63.2
Q3			68		62		58		57.8
Q4			73		66		61		61.0
Payout %		(2)	0%		100%		200%		156%		15%	23.4%
Days Cost in Inventory
(in days)	Q1		102		93		86		101.3
Q2			91		82		76		82.9
Q3			91		83		77		84.4
Q4			92		84		78		96.2
Payout %		(2)	0%		100%		200%		45%		15%	6.8%
Total Recordable Case Rate
(per OSHA definition)			greater than or equal to 0.65		between 0.35 and 0.65		less than or equal to 0.35		0.73
Multiplier (x)			0.9	x	1.0	x	1.1	x	0.9	x		0.9	x
Payout Factor												84.47%

(1)	Intermediary Consolidated EBITDA results are interpolated on a straight-line basis between the following levels (in million $) – $325 (threshold) – 0%; $332 – 25%; $346 – 50%; $367 – 75%; $395 (target) –100%; $407- 133%; $412 - 166%; $415(maximum) – 200%.

(2)	Intermediary DSO and DCI results are interpolated on a straight-line basis.

Based upon assessments of individual performance, the committee made performance adjustments for Messrs. Rogerson and Cross. The resulting approximate MIP Payout Factors are reflected in the table below. As illustrated in the table, the actual MIP awards were calculated for each named executive officer as the product of their base salary as of July 1, 2011, their MIP Target percentage, and their MIP Payout Factor.

Executive	Base Salary ($)	MIP Target (as % of Base Salary)	MIP Payout Factor (%)	MIP Payout Awarded by Committee ($)
Craig Rogerson	1,000,000	100%	85.00%	850,000
Stephen Forsyth	490,000	70%	84.47%	289,715
Chet Cross	390,000	70%	91.58%	250,000
Billie Flaherty	378,000	50%	84.47%	159,639
Alan Swiech	335,000	50%	84.47%	141,479

2012 Performance Measures. On February 22, 2012, the committee approved the 2012 Management Incentive Plan (the “2012 MIP”) established under the 2010 STIP. The 2012 MIP is similar in design to the Management Incentive Plans for 2010 and 2011. For 2012, the performance measures to be used to determine any payouts are Consolidated EBITDA, Consolidated Cash Conversion Cycle (“CCC”), achievement of specific safety results and an assessment of individual performance. For fiscal 2012, the committee determined to use the CCC metric which incorporates the DSO and DCI metrics used in 2011, together with an additional metric of days payables outstanding, to provide a more robust measure of total working capital cash management performance. The 2012 MIP target opportunities established by the committee for our named executive officers (expressed as a percentage of annual base salary) are: Mr. Rogerson 100%; Mr. Forsyth 70%; Mr. Cross 70%; Ms. Flaherty 60%; and Mr. Swiech 60%.

Discretionary Cash Bonus. There were no discretionary cash bonuses awarded to our named executive officers for 2011.

22 | Chemtura Corporation 2012 Proxy Statement

Long-Term Incentive Compensation

The Chemtura Corporation 2010 Long-Term Incentive Plan (the “LTIP”) provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, dividend equivalent rights, stock units, bonus stock, performance shares, restricted stock and RSUs. Our directors, officers and other employees, as well as others performing services for us, are eligible to receive grants under the LTIP. The LTIP is designed to attract and retain executives and key employees, align the interests of our executives and employees with those of our shareholders, and motivate and reward exceptional performance. On emergence from Chapter 11, 11 million shares of new common stock were reserved for issuance under the LTIP.

Policies Regarding the Grant of Equity Awards. The committee approves all equity grants to our executive officers and generally grants their equity awards at its regularly scheduled meeting in February. If the committee is meeting during a black-out period in which Chemtura policy restricts trading in company securities by insiders, our policy is that the committee can approve the value of equity awards to be granted during the next open trading window. Such awards are neither granted nor priced until the next open trading window, which permits material information regarding our performance for the prior fiscal period to be disseminated to the public before equity-based grants are made. The exercise price of stock options is set at the closing trading price on the date of grant.

Annual Grants for 2011. On March 3, 2011, the committee approved grants of RSUs and stock options under the LTIP for 2011 to each of the named executive officers. These grants were awarded effective March 10, 2011 and were determined based on and in consideration of:

•	the committee’s assessment of each executive’s total compensation opportunity against the competitive market;
•	the committee’s assessment of Mr. Rogerson’s performance, and Mr. Rogerson’s assessment of the other named executive officers’ performance, in each case as discussed above;
•	successful emergence from Chapter 11; and
•	support of Chemtura’s core principles of executive compensation.

Based on the committee’s assessment of the Company’s executive talent requirements and the other factors noted above, the committee determined that 60% of the total long-term incentive award would be delivered in stock options and the remaining 40% would be delivered in RSUs.

The number of stock options and RSUs granted by the committee to each executive is reflected as 2011 LTIP Options and 2011 LTIP RSUs in the 2011 Grants of Plan-Based Awards Table on page 32.

Annual Grants for 2012. To further reinforce and support Chemtura’s executive compensation objectives, the committee determined to deliver a portion of the 2012 long-term incentive award to executives in the form of performance shares. Performance shares are notional shares of equity that are earned based on performance as measured by total shareholder return. On February 22, 2012, the committee approved grants to be made on March 1, 2012 of stock options, RSUs and performance shares under the LTIP in 2012 for each of the named executive officers. For each executive, 30% of the total award value was granted in the form of stock options, 45% in RSUs and 25% in performance shares. The total award value approved by the committee for each named executive officer was as follows: Mr. Rogerson - $4,500,000; Mr. Forsyth - $975,000; Mr. Cross - $775,000; Ms. Flaherty - $710,000; and Mr. Swiech - $635,000. The stock options and RSUs vest in three equal installments over three years (1/3 on each of March 1, 2013, March 1, 2014 and March 1, 2015), and the exercise price for the stock options was $15.38 (the closing price of our common stock on the date of grant). The performance share measurement period will be the three calendar years ending December 31, 2014, the performance shares metric used will be relative total shareholder return against the companies comprising the Russell 3000 Index, and the performance shares will be settled on March 1, 2015.

Emergence Grants. While we were in Chapter 11, the bankruptcy court initially approved two performance-based equity plans—the 2009 Emergence Incentive Plan and the 2010 Emergence Incentive Plan. Since we could not make any awards of equity while we were in Chapter 11, these emergence plans contemplated equity awards being made once we emerged from Chapter 11 assuming the performance targets were achieved. As described more fully below, the performance targets under the 2009 and 2010 Emergence Incentive Plans were achieved. As a result and as part of our plan of reorganization, the bankruptcy court approved an EIP Settlement Plan, which provided for the issuance of equity post Chapter 11 under the 2009 and 2010 Emergence Incentive Plans. The bankruptcy court also approved the Emergence Award Plan (the “EAP”), providing for equity awards after we emerge from Chapter 11 provided performance targets for fiscal 2011 were achieved. These emergence plans were both established under the terms of our confirmed plan of reorganization and in consultation with the creditors’ committee. The current compensation committee is administering these plans as previously designed and approved while we were in Chapter 11. All equity awards under these emergence plans were performance-based and tied to Consolidated EBITDA achieved by Chemtura during measurement periods spanning 2009 through 2011 as described more fully below. Achievement of performance targets under each of these emergence plans was uncertain and performance goals were calibrated such that reaching the targets would be challenging, but achievable, and achievement would benefit key stakeholders from the Chapter 11 reorganization, including, among others, creditors as well as pre- and post-emergence shareholders.

Chemtura Corporation 2012 Proxy Statement | 23

The 2009 Emergence Incentive Plan. Pursuant to the EIP Settlement Plan, RSUs and stock options were granted to the named executive officers and others under the 2009 Emergence Incentive Plan (the “2009 EIP”) based upon Consolidated EBITDA achieved for the twelve months ended March 31, 2010. As noted above, Chemtura could not make traditional long-term equity incentive awards for 2009 while in Chapter 11, and the 2009 EIP provided an alternative form of equity incentive compensation related to service during 2009, but awarded in 2010 following emergence from Chapter 11. Consolidated EBITDA for the trailing twelve month period ending March 31, 2010 was $285 million, exceeding the Consolidated EBITDA performance target of $200 million. As a result, awards under the 2009 EIP were made on November 10, 2010, vesting in three equal installments (the date of grant, March 31, 2011 and March 31, 2012). The grant date fair value of awards under the 2009 EIP is reflected in the Summary Compensation Table below as Stock Awards and Stock Options for 2010.

The 2010 Emergence Incentive Plan. Pursuant to the EIP Settlement Plan, RSUs and stock options were also granted to the named executive officers and others under the 2010 Emergence Incentive Plan (the “2010 EIP”). The 2010 EIP provided the opportunity for participants to earn an equity award based upon Consolidated EBITDA achieved for the twelve months ended December 31, 2010. As noted above, Chemtura could not make traditional long-term equity incentive awards for 2010 while in Chapter 11, and the 2010 EIP provided an alternative form of equity incentive compensation related to service during 2010, but awarded in 2011 following emergence from Chapter 11. Awards under the 2010 EIP were made on March 10, 2011, vesting in three equal installments (the date of grant, March 31, 2012 and March 31, 2013). The grant date fair value of awards under the 2011 EIP is reflected in the Summary Compensation Table below as Stock Awards and Stock Options for 2011.

On June 1, 2010, the board established the value of awards that could be granted under the 2010 EIP for Mr. Rogerson and the committee established the value of awards that could be granted for each of the other named executive officers, as described in the table below. These values were the same as those established by the committee for the 2009 EIP, except that Mr. Cross’ award was increased from $200,000 to $500,000 because his 2009 EIP award was only for a partial year of service. Awards under the 2010 EIP were based on a share price of $16.03, the closing price of our common stock on the date of grant, and were divided so that RSUs and stock options each represented 50% of the total value.

The size of the 2010 EIP award pool was based upon the achievement of Consolidated EBITDA for the twelve months ending December 31, 2010 of $260 million. Consolidated EBITDA for that period was $320 million, exceeding the target. As a result, on March 10, 2011, the named executive officers were granted the equity awards described in the table below. These performance targets were established and agreed upon with the various constituencies and approved by the bankruptcy court in the Chapter 11 reorganization process.

Executive	Award Value ($)	RSUs (#)	Stock Options (#)
Craig Rogerson	2,500,000	77,979	151,332
Stephen Forsyth	625,000	19,495	37,833
Chet Cross	500,000	15,596	30,266
Billie Flaherty	350,000	10,917	21,186
Alan Swiech	300,000	9,357	18,160

24 | Chemtura Corporation 2012 Proxy Statement

The Emergence Award Plan. As part of the our confirmed plan of reorganization, and at the request of the creditors’ committee, executives and certain key employees, including our named executive officers, were given an opportunity under the EAP to earn additional shares of Chemtura stock based upon achievement of Consolidated EBITDA goals set more aggressively than the EIP goals. The EAP was a performance-based equity award plan designed in consultation with the creditors’ committee in 2010 to serve as a replacement for larger up-front time-based grants often associated with companies emerging from bankruptcy. However, because the EAP awards are deemed granted on March 3, 2011 when allocations were established by the committee, the grant date fair value of those awards is reflected in the Summary Compensation Table below as Stock Awards for 2011.

The EAP provided designated participants, including our named executive officers, with the opportunity to share in a pool of up to one million fully vested shares of common stock. The portion of the EAP pool to be distributed would be determined by Chemtura’s Consolidated EBITDA results for fiscal 2011, as follows:

Level	2011 Consolidated EBITDA	Portion of 1,000,000 EAP Share Pool Distributed
	at or below $345 million	0%
Threshold	above $345 million and less than or equal to $370 million	1% for each $1 million over $345 million
Hurdle	between $370 and $395 million	25% plus 2% for each $1 million over $370 million
Maximum	at or above $395 million	100%

On March 3, 2011, the committee approved the allocation of specified percentage interests in the EAP pool among designated participants, including our named executive officers. Receipt of any award required that the participant remain employed through the date the EAP pool was determined. Any interests forfeited due to participant departures would be proportionately reallocated to the remaining participants.

Consolidated EBITDA for fiscal 2011 was $385.4 million, and rounded to $386 million under the terms of the EAP, which was 97.7% of the $395 million plan maximum. Under the formula established in bankruptcy, this resulted in a payout of 57% of the total EAP pool of 1,000,000 shares, or 570,000 shares. The table below shows the number of shares each of our named executive officers could have been awarded upon achievement of the hurdle and maximum Consolidated EBITDA levels at time of the initial allocation of interests on March 3, 2011 and after reflecting forfeitures through the March 1, 2012 determination date. It also shows the number actually awarded based on a 57% payout.

	Initial Award Opportunity at March 3, 2011		Award Opportunity after Forfeitures, at March 1, 2012
Executive	Hurdle Shares (#)	Maximum Shares (#)	Hurdle Shares (#)	Maximum Shares (#)	Shares Awarded (#)
Craig Rogerson	51,954	207,814	54,420	217,679	124,077
Stephen Forsyth	12,988	51,953	13,605	54,419	31,019
Chet Cross	10,391	41,563	10,884	43,536	24,815
Billie Flaherty	7,274	29,094	7,619	30,475	17,371
Alan Swiech	6,235	24,938	6,531	26,122	14,889

The Summary Compensation Table below reflects as Stock Awards for 2011 the grant date fair value of EAP awards based upon the March 10, 2011 closing price of $16.03 per share, and assuming a 100% distribution with no forfeitures. Because only 57% of the pool was distributed on March 1, 2012, Note (2) to the Summary Compensation Table includes an alternate calculation in the Value at Delivery column based on the number of EAP shares actually delivered to each named executive and reflecting the then current market price.

Chemtura Corporation 2012 Proxy Statement | 25

Sequencing of Long-Term Incentive Compensation Plans. As described above, because we could not issue equity-based awards during the period we were in Chapter 11 equity awards otherwise attributable to 2009 and 2010, assuming the performance targets were met, were shifted to later years. As a result, the Stock Awards and Stock Options amounts reflected in the Summary Compensation Table on page 30 for 2011 include grant date fair values for the 2010 EIP, the EAP, and normal annual awards under the LTIP, even though these awards represent compensation attributable to multiple years. This may obscure the actual distribution of long-term incentive compensation. The following chart illustrates the sequencing of these plans:

Emphasis on Performance-Based and Long-Term Compensation

Consistent with our core principle of ensuring that compensation is closely linked to individual, business unit and company-wide performance and aligns the interest of our executives with our shareholders both in the short-term and the long-term, our executive compensation programs are structured such that a significant portion of compensation is performance-based and/or long-term equity. The chart below indicates for each named executive officer the percentage contribution of each element of 2011 compensation reflected in the Summary Compensation Table below, identifying those elements constituting performance-based compensation and those constituting long-term equity compensation. The committee considers options to be performance-based compensation because options provide value to an executive only if our stock price increases after the grants are made. We believe this encourages a focus on long-term growth and stock performance. This chart highlights that performance-based and long-term equity compensation comprises a greater percentage of the compensation for our CEO from a percentage standpoint than for our other named executive officers.

26 | Chemtura Corporation 2012 Proxy Statement

The table below shows the aggregate mix of performance-based and service-based equity compensation awarded to each of our named executives, and to all five named executives as a group, from our emergence from Chapter 11 through 2011. As reflected in the table, fully 88% of equity grants to that group during that period have been performance-based. This is illustrated in the pie chart below.

		Performance-Based Equity Awards
Executive	Service- Based Equity Compensation (%)	Options under 2011 LTIP (%)	Other Performance- Based Equity Compensation (%)

Craig Rogerson	12%	24%	64%
Stephen Forsyth	13%	24%	63%
Chet Cross	12%	24%	64%
Billie Flaherty	13%	25%	62%
Alan Swiech	13%	24%	64%
Five named executives	12%	24%	64%

Other Compensation Elements

Savings Plans. Our named executive officers are eligible to participate in the Chemtura Corporation Employee Savings Plan, a 401(k) tax-qualified savings plan generally available to all US-based Chemtura employees (the “401(k) Plan”). 401(k) Plan participants, including executives, are eligible to receive a dollar-for-dollar match on their personal contributions, up to a maximum of 6% of their eligible compensation, subject to certain limits imposed by the Internal Revenue Code. Our named executive officers are also eligible to participate in Chemtura’s Supplemental Savings Plan. This program is designed to provide benefits similar to the benefits available under the 401(k) Plan for eligible compensation that is above the limits imposed by the Internal Revenue Code on contributions to the 401(k) Plan. These savings plans are the only retirement programs available to our executive officers and are offered to provide compensation opportunities competitive with those commonly made available by other companies in our industry.

Chemtura Corporation 2012 Proxy Statement | 27

Perquisite Allowance. During 2011, our named executive officers were provided with a fixed perquisite allowance of $75,000 for the CEO, $32,000 for Executive Vice Presidents and $16,000 for Senior Vice Presidents. At the executive’s discretion, the perquisite allowance was used for, among other things, club membership, financial planning services, automobile expenses and other expenses. The allowance was not grossed up for taxes. On December 7, 2011, the committee approved the elimination of this executive perquisite allowance, effective January 1, 2012, with corresponding increases to each named executive’s base annual pay. See Components of Compensation – Base Salary on page 20. The elimination of the perquisite allowance was deemed to be in the best interests of Chemtura shareholders, as it allows for a focus on total direct compensation. The salary increases are considered one-time adjustments and Chemtura intends to continue to target base salaries at the market median in the future.

Stock Ownership Guidelines. The committee believes that stock ownership by management closely aligns the interests of management with those of our shareholders. Chemtura maintained stock ownership guidelines through 2009 when they were suspended due to our Chapter 11 restructuring. As of January 1, 2012, the committee approved new stock ownership guidelines for executives and key employees. These guidelines require executives and key employees to meet specific ownership limits as a multiple of base salary. The guidelines applicable to our named executive officers are as follows:

Executive	Equity Guideline
Craig Rogerson	5 x
Stephen Forsyth	3 x
Chet Cross	3 x
Billie Flaherty	2 x
Alan Swiech	2 x

Other executive officers, including the SVP – Corporate Controller, Business Unit Presidents, and Other Steering Committee Members designated by the CEO, are subject to a guideline of one times (1x) base salary.

Under the guidelines, executives have five years from adoption or the date they are appointed to an office to achieve the applicable ownership requirement. If the applicable target changes because of a change in title or salary, the executive will have five years from the next January 1st to acquire any additional shares needed to meet the guidelines. Currently, all of our named executive officers own at least the guideline ownership, or Chemtura expects will obtain the guideline ownership within the allotted time frame. With limited exceptions, executives will generally be prohibited from selling shares if they would not meet the ownership requirement after sale. Once achieved, ownership of the minimum requirement must be maintained for as long as the executive is subject to the guidelines, though a failure to maintain the requisite ownership due to fluctuations in the value of Chemtura stock will not by itself violate the policy. In calculating an executive’s equity ownership, restricted stock, RSUs and other positions for which beneficial ownership (as defined under Section 16 of the Securities Exchange Act of 1934) would be attributed will be included, but stock options and unvested/unearned performance shares will not count towards the minimum ownership requirement. The value of an executive’s position is based on a rolling 13-month average of market prices. The complete guidelines may be viewed on our website at www.chemtura.com.

Employment Agreements with our Named Executive Officers. We have employment agreements with each of our named executive officers which specify minimum base compensation and annual bonus opportunities and provide certain severance and change in control benefits. These employment agreements are described in detail under Employment Agreements on page 35. The committee believes that these employment agreements are an important element of our executive officers’ compensation packages in order to be competitive with other companies that compete with us for executive officer talent.

28 | Chemtura Corporation 2012 Proxy Statement

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally provides that certain kinds of compensation in excess of $1 million in any single year paid to the CEO and the three other most highly compensated executive officers (other than our principal financial officer) are not deductible for federal income tax purposes unless the compensation qualifies as “performance-based compensation” that has been disclosed to and approved by shareholders. Performance-based compensation qualifying under Section 162(m), among other requirements, must be payable only upon the attainment of pre-established, objective performance goals that were established by a board committee consisting only of outside directors. The committee's policy is to maximize deductibility to the extent possible while maintaining flexibility in compensating executive officers in a manner designed to promote varying corporate goals. Accordingly, other than plans approved by the bankruptcy court during Chemtura’s Chapter 11 reorganization, we have submitted relevant plans for shareholder approval. However, if following the requirements of Section 162(m) would not be in the best interests of Chemtura, the committee may exercise discretion to pay nondeductible compensation. Accordingly, in the future, the committee will use its discretion to determine whether to make awards that satisfy the “qualified performance-based” requirements of Section 162(m) in order to maximize tax deductibility of executive compensation while balancing the interests of our shareholders and the most appropriate methods and approaches for the design and delivery of compensation to our named executive officers.

When determining amounts and forms of compensation grants to executive officers and employees, the committee considers the accounting cost associated with the grants. The accounting expense of equity awards to employees is calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“ASC 718”). For a discussion of the assumptions and methodologies used to calculate the expense of equity awards, see Note 13 – Stock Incentive Plans to our Consolidated Financial Statements in our 2011 Form 10-K. The committee believes, however, that the advantages of equity compensation programs, as discussed above, outweigh the non-cash expense associated with them.

Section 280G of the Internal Revenue Code imposes an excise tax on payments to executives and disallows a tax deduction by Chemtura for severance and other payments made to certain executives in connection with a change in control, to the extent the payments exceed specified limits in the Internal Revenue Code. We have designed our severance and change in control arrangements to minimize the penalties under Section 280G.

Chemtura Corporation 2012 Proxy Statement | 29

Summary Compensation Table

The table below presents information as of December 31, 2011, 2010 and 2009 regarding compensation earned by or awarded to each of our named executive officers for services rendered in those years as required by SEC regulations. These officers consist of the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers as of December 31, 2011.

Several special considerations should be noted while reviewing information presented in the Summary Compensation Table:

•	As a result of the sequencing of equity incentive compensation awards in connection with our emergence from Chapter 11, the Stock Awards and Stock Options amounts for 2011 include awards under three distinct plans: the 2010 EIP, the EAP, and annual 2011 equity awards. These represent compensation attributable to multiple years and, in the case of the 2010 EIP and EAP, awarded based on plans established during our Chapter 11 reorganization, and accordingly are not representative of anticipated recurring annual levels of incentive compensation in future years. For additional information, see Sequencing of Long-Term Incentive Compensation on page 26.

•	Under applicable accounting and disclosure requirements, Stock Awards and Stock Options are reflected based on grant date fair values which may vary from the actual value the named executive officers receive. In particular, the value of the EAP reflected in the Stock Awards column for 2011 assumes 100% achievement of aggressive performance goals, which, in fact, were only earned at 57% of the target award. See the discussion in Long-Term Incentive Compensation — Emergence Grants on page 23 and Note (2) below for more information.

Name of Executive and Principal Position	Year	Base Salary ($)(1)	Stock Awards ($)(2)	Stock Options ($)(2)	Non-Equity Incentive ($)(3)	Change in Value of Nonqualified Deferred Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Craig Rogerson	2011	1,000,000	6,301,264	4,605,975	850,000	72	228,057	12,985,368
Chairman, President	2010	1,000,000	1,630,988	1,416,314	1,454,625	1,760	208,214	5,711,901
& CEO	2009	1,000,000	-	-	1,057,125	128	195,882	2,253,135
Stephen Forsyth	2011	486,827	1,585,319	1,171,002	289,715	(20,472)	94,162	3,606,553
EVP & Chief Financial	2010	475,000	407,743	354,073	483,663	22,402	80,818	1,823,699
Officer	2009	475,000	-	-	351,494	33,067	66,025	925,586
Chet Cross	2011	387,885	1,184,265	772,922	250,000	(1,750)	81,282	2,674,604
EVP Group President,	2010	371,231	130,479	113,306	386,000	-	44,282	1,045,298
Engineered &Performance Industrial. Products
Billie Flaherty	2011	372,077	893,385	666,678	159,639	-	33,562	2,125,341
SVP, General Counsel &	2010	343,461	212,025	184,121	254,559	-	31,725	1,025,891
Secretary	2009	319,500	-	-	171,783	-	29,675	520,958
Alan Swiech	2011	327,596	749,755	540,230	141,479	2	58,060	1,817,122
SVP, Human Resources &	2010	293,461	179,413	155,790	218,194	-	367,922	1,214,780
Support Services	2009	269,550	-	-	145,355	-	29,503	444,408

(1)	Amounts reported in this column include amounts deferred under Chemtura’s 401(k) Plan in each year and under Chemtura’s non-qualified Supplemental Savings Plan (the “SSP”) for the following years: Rogerson, 2009-2011; Forsyth, 2009-2011; Cross, 2011; and Swiech, 2011. For additional information on SSP contributions, see the 2011 Non-Qualified Deferred Compensation Table on page 34.

(2)	In accordance with SEC rules, we calculated the amounts shown in these columns to reflect the aggregate grant date fair value, calculated in accordance with ASC 718, excluding the effect of estimated forfeitures, and, with respect to the performance-based RSUs, based upon the probable outcome of the performance conditions on the grant date. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see Stock Incentive Plans, Note 13 to our Consolidated Financial Statements in our 2011 Form 10-K. Amounts reported in these columns for 2011 include the grant date fair value of RSUs and options awarded under the 2010 EIP and the LTIP annual grant program on March 10, 2011, and of common stock approved under the EAP on March 3, 2011. The grant date fair value of the EAP awards was based on the assumption that the maximum Consolidated EBITDA level would be achieved and that each named executive officer would be awarded their maximum number of shares (without giving effect to any forfeitures). Because Consolidated EBITDA for 2011 fell short of the maximum Consolidated EBITDA level, only 57% of the maximum EAP award was actually delivered to each participant. Accordingly, as shown in the following table, the reported grant date fair value for EAP awards is larger than the value of the shares ultimately delivered:

30 | Chemtura Corporation 2012 Proxy Statement

	EAP (a)		2010 EIP	LTIP Annual Award	Total
Executives	Grant Date Fair Value ($)(b)	Value on Delivery ($)(c)	Grant Date Fair Value ($)(a)(b)	Grant Date Fair Value ($)(b)	Grant Date Fair Value ($)(b)
Craig Rogerson	3,331,258	1,908,304	1,250,003	1,720,003	6,301,264
Stephen Forsyth	832,807	477,072	312,505	440,007	1,585,319
Chet Cross	666,255	381,655	250,004	268,006	1,184,265
Billie Flaherty	466,377	267,166	175,000	252,008	893,385
Alan Swiech	399,756	228,993	149,993	200,006	749,755

(a)	The EAP and EIP Settlement Plan were each established under the terms of our confirmed plan of reorganization with target levels and award opportunities established in consultation with the creditors’ committee and with approval of the bankruptcy court. No long-term equity incentive compensation awards could be granted while we were in Chapter 11 and no service-based direct equity grants were made to executive officers upon our emergence. Instead, the EAP and EIP Settlement Plan were structured to provide emergence awards but conditioned upon achievement of target performance levels. For a further discussion of these emergence plans, see Long-Term Incentive Compensation – Emergence Grants on page 23.

(b)	Reflects the grant date fair value for each award included in the Stock Awards column for 2011.

(c)	Reflects the actual value of the award realized (including the effect of forfeitures) upon delivery on March 1, 2012 based upon the number of shares actually delivered multiplied by the $15.38 closing price on the date of delivery.

(3)	Amounts reported in this column are annual performance-based cash incentives under our MIP that are subject to pre-established performance measures. In 2012, based on the achievement of 2011 performance targets (as discussed in Annual Performance-Based Cash Incentive Compensation on page 21) the committee approved payment of the amounts shown as cash incentive awards under the 2011 MIP.

(4)	Amounts reported in this column comprised earnings to the SSP accounts of the named executive officers. For further discussion of the SSP, see Other Compensation Elements on page 27 and Additional Information Regarding the Supplemental Savings Plan on page 34.

(5)	The following table describes the components of the All Other Compensation column for 2011:

Executives	Chemtura Contribution to DC Plans ($)(a)	Perquisite Allowance ($)(b)	Personal Umbrella Insurance ($)	Relocation Benefits ($)(c)	Group Term Life ($)	Tax Reimbursement ($)(d)	Total ($)
Craig Rogerson	147,263	75,000	1,950	-	2,322	1,522	228,057
Stephen Forsyth	58,206	32,000	1,075	-	2,322	559	94,162
Chet Cross	46,422	32,000	1,075	-	1,242	543	81,282
Billie Flaherty	14,700	16,000	1,075	-	1,242	545	33,562
Alan Swiech	32,707	16,000	1,075	3,779	1,104	3,395	58,060

(a)	Amounts reported in this column include Chemtura contributions to the 401(k) Plan and the SSP. For further discussion of the 401(k) Plan and SSP, see Other Compensation Elements on page 27 and Additional Information Regarding the Supplemental Savings Plan on page 34.

(b)	For 2011, each of the named executive officers received a perquisite allowance. The perquisite allowance was eliminated, effective December 31, 2011.

(c)	The amount shown in this column for Mr. Swiech represents relocation benefits paid in connection with the relocation of his primary working location from Middlebury, CT to our corporate headquarters in Philadelphia, PA.

(d)	The tax gross up relates to personal umbrella and group term life benefits and, in the case of Mr. Swiech, relocation benefits.

2011 Grants of Plan-Based Awards

The following table sets forth information regarding cash and equity performance-based incentive compensation awarded to our named executive officers in 2011, including:

•	the grant date and approval dates for equity awards;
•	the range of possible cash payouts under our annual Management Incentive Plan (2011 MIP) for fiscal 2011 performance;
•	the maximum possible payouts (without giving effect to forfeitures) under our Emergence Award Plan (EAP);
•	the number of restricted share units (RSUs) awarded under our annual Long-Term Incentive Plan (2011 LTIP RSUs) and our Emergence Incentive Plan (2010 EIP RSUs);
•	the number of stock options awarded under our LTIP (2011 LTIP Options);
•	the exercise price of options awarded under our LTIP and our EIP; and
•	the grant date fair value of the grants of RSUs, Options and Common Stock computed under ASC 718.

Chemtura Corporation 2012 Proxy Statement | 31

2011 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)		All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Full Grant Date Fair
Executive Type of Award	Grant Date (1)	Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target/ Maximum ($)	Units (#)(4)	Options (#)(4)	Awards ($/Share)	Value ($)

Craig Rogerson
2011 MIP				1,000,000	2,000,000
2011 LTIP RSUs	3/10/11	3/3/11						107,299			1,720,003
2011 LTIP Options	3/10/11	3/3/11							395,706	16.03	3,355,484
2010 EIP RSUs	3/10/11	3/3/11						77,979			1,250,003
2010 EIP Options	3/10/11	3/3/11							151,332	16.03	1,250,491
EAP	3/3/11	3/3/11					3,331,258				3,331,258
Stephen Forsyth
2011 MIP				343,000	686,000
2011 LTIP RSUs	3/10/11	3/3/11						27,449			440,007
2011 LTIP Options	3/10/11	3/3/11							101,227	16.03	858,379
2010 EIP RSUs	3/10/11	3/3/11						19,495			312,505
2010 EIP Options	3/10/11	3/3/11							37,833	16.03	312,623
EAP	3/3/11	3/3/11					832,807				832,807
Chet Cross
2011 MIP				273,000	546,000
2011 LTIP RSUs	3/10/11	3/3/11						16,719			268,006
2011 LTIP Options	3/10/11	3/3/11							61,656	16.03	522,827
2010 EIP RSUs	3/10/11	3/3/11						15,596			250,004
2010 EIP Options	3/10/11	3/3/11							30,266	16.03	250,095
EAP	3/3/11	3/3/11					666,255				666,255
Billie Flaherty
2011 MIP				189,000	378,000
2011 LTIP RSUs	3/10/11	3/3/11						15,721			252,008
2011 LTIP Options	3/10/11	3/3/11							57,975	16.03	491,613
2010 EIP RSUs	3/10/11	3/3/11						10,917			175,000
2010 EIP Options	3/10/11	3/3/11							21,186	16.03	175,065
EAP	3/3/11	3/3/11					466,377				466,377
Alan Swiech
2011 MIP				167,500	335,000
2011 LTIP RSUs	3/10/11	3/3/11						12,477			200,006
2011 LTIP Options	3/10/11	3/3/11							46,012	16.03	390,170
2010 EIP RSUs	3/10/11	3/3/11						9,357			149,993
2010 EIP Options	3/10/11	3/3/11							18,160	16.03	150,060
EAP	3/3/11	3/3/11					399,756				399,756

(1)	See Long-Term Incentive Compensation — Policies Regarding the Grant of Equity Awards on page 23 for more information on how our compensation committee approves and grants equity awards.

(2)	Amounts reported in these columns represent the possible target and maximum payouts under the MIP for 2011. Possible payouts under the MIP range from $0, if the threshold is not met, to the maximum payout possible, and amounts assume all performance measurements are achieved at maximum or outstanding levels. The MIP is an annual cash incentive opportunity and, therefore, these awards are earned in the year of grant. See the column captioned Non-Equity Incentive in the Summary Compensation Table on page 30 for the actual payouts to the 2011 MIP. See also discussion of Annual Performance-Based Cash Incentive Compensation on page 21.

(3)	Amounts reported in these columns represent the maximum possible payouts under the EAP, without giving effect to forfeitures. Possible payouts under the EAP range from $0, if the threshold is not met, to the maximum specified upon full achievement of the plan’s maximum financial results, assuming no forfeitures. The EAP is an award program approved by the compensation committee and the bankruptcy court providing for grants of fully vested shares of common stock based upon performance during fiscal 2011. See the column captioned EAP—Value on Delivery in Note (2) to the Summary Compensation Table on page 30 for the actual payouts of shares under the EAP based upon the number of shares delivered and their then current market price on the March 1, 2012 delivery date. See also discussion of Long-Term Incentive Compensation—Emergence Grants on page 23.

(4)	Amounts reported in these columns represent RSUs and stock options granted under the LTIP and the 2010 EIP. Those granted under the LTIP vest in three equal installments on March 10, 2012, March 10, 2013 and March 10, 2014. Those granted under the 2010 EIP vest in three equal installments including the date of grant (March 10, 2011), March 31, 2012 and March 31, 2013. The 2010 EIP RSUs and options were reflected in last year's proxy statement under Estimated Future Payouts under Equity Incentive Plan Awards. See discussion of Long-Term Incentive Compensation on page 23.

32 | Chemtura Corporation 2012 Proxy Statement

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2011 and reflects the closing market price of $11.34 on that date:

				Option Awards				Stock Awards
Name	Plan/ Vesting		Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# not exercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)

	2009 EIP	(1)	11/10/10	122,148	61,075	15.50	11/10/20	35,075	397,751
	2010 EIP	(2)	3/10/11	50,444	100,888	16.03	3/10/21	51,986	589,521
Craig Rogerson	LTIP	(3)	3/10/11	-	395,706	16.03	3/10/21	107,299	1,216,771
			Total	172,592	557,669			194,360	2,204,043
	2009 EIP	(1)	11/10/10	30,536	15,269	15.50	11/10/20	8,768	99,429
	2010 EIP	(2)	3/10/11	12,611	25,222	16.03	3/10/21	12,997	147,386
Stephen Forsyth	LTIP	(3)	3/10/11	-	101,227	16.03	3/10/21	27,449	311,272
			Total	43,147	141,718			49,214	558,087
	2009 EIP	(1)	11/10/10	9,772	4,886	15.50	11/10/20	2,806	31,820
	2010 EIP	(2)	3/10/11	10,088	20,178	16.03	3/10/21	10,398	117,913
Chet Cross	LTIP	(3)	3/10/11	-	61,656	16.03	3/10/21	16,719	189,593
			Total	19,860	86,720			29,923	339,326
	2009 EIP	(1)	11/10/10	15,880	7,939	15.50	11/10/20	4,560	51,710
	2010 EIP	(2)	3/10/11	7,062	14,124	16.03	3/10/21	7,278	82,533
Billie Flaherty	LTIP	(3)	3/10/11	-	57,975	16.03	3/10/21	15,721	178,276
			Total	22,942	80,038			27,559	312,519
	2009 EIP	(1)	11/10/10	13,436	6,718	15.50	11/10/20	3,857	43,738
	2010 EIP	(2)	3/10/11	6,053	12,107	16.03	3/10/21	6,238	70,739
Alan Swiech	LTIP	(3)	3/10/11	-	46,012	16.03	3/10/21	12,477	141,489
			Total	19,489	64,837			22,572	255,966

(1)	Vest 100% on March 31, 2012, provided that the executive continues to be employed with Chemtura through the vesting date.

(2)	Vest 50% on March 31, 2012 and 50% on March 31, 2013, provided that the executive continues to be employed with Chemtura through the vesting date.

(3)	Vest 33.3% on March 10, 2012, 33.3% on March 10, 2013, and 33.4% on March 10, 2014, provided that the executive continues to be employed with Chemtura through the vesting date.

Option Exercises and Stock Vested

The following table presents information regarding option and stock awards vested and exercised for each of our named executive officers during fiscal 2011. No portion of the shares acquired by the named executive officers was deferred.

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig Rogerson	-	-	61,068	1,019,958
Stephen Forsyth	-	-	15,267	254,990
Chet Cross	-	-	8,004	131,587
Billie Flaherty	-	-	8,198	136,748
Alan Swiech	-	-	6,978	116,372

Chemtura Corporation 2012 Proxy Statement | 33

Pension Benefits

None of our named executive officers participate or have account balances in qualified defined benefit plans sponsored by us.

2011 Nonqualified Deferred Compensation

The following table summarizes the cash compensation deferred by our named executive officers under the non-qualified Chemtura Corporation Supplemental Savings Plan (the “SSP”) and Chemtura contributions to the SSP:

Executive	Executive Contributions in Last Fiscal Year ($)(1)	Chemtura Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Craig Rogerson	132,563	132,563	72	-	530,673
Stephen Forsyth	48,306	48,306	(20,472)	-	307,778
Chet Cross	34,047	34,047	(1,750)	-	66,344
Billie Flaherty	-	-	-	-	-
Alan Swiech	18,007	18,007	2	-	36,016

(1)	Amounts listed in this column included in Base Salary for 2011 in the Summary Compensation Table on page 30.

(2)	Amounts listed in this column included in the All Other Compensation column of the Summary Compensation Table on page 30.

(3)	Balances listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Mr. Rogerson, $265,475, for Mr. Forsyth, $231,638, plus earnings on those amounts.

Additional Information Regarding the Supplemental Savings Plan. Eligible executives, including named executive officers, may elect to defer receipt of up to 20% of their eligible compensation into the SSP and may receive matching and other contributions from Chemtura on a portion of these deferrals. This plan is intended to provide benefits similar to the benefits available under the 401(k) Plan for eligible compensation that is above the limits imposed by the Internal Revenue Code on contributions to the 401(k) Plan. Contributions are held in a rabbi trust and remain assets of Chemtura, subject generally to the claims of Chemtura’s creditors. A participant’s or beneficiary’s right to receive a payment or benefit under the SSP is no greater than the right of an unsecured general creditor of Chemtura.

Participants may invest their compensation deferrals into similar choices as those available in the 401(k) Plan, including investments in Chemtura stock, except where precluded by law. No preferential earnings are paid to participants, including named executive officers. At the time of election to defer amounts, the plan participant determines the form of distribution for future payout. The participant has the option of receiving payouts in the form of a lump sum, or a five-year or ten-year installment payout. Vesting for Chemtura contributions is the same as under the 401(k) Plan; immediate vesting for Chemtura match. Upon the employee’s termination from Chemtura, death, disability or other future date specified by the employee, the amounts contributed to the SSP, plus any deemed investment earnings on these amounts, are paid out to the employee. Payout may be subject to a six-month waiting period in accordance with Section 409A of the Internal Revenue Code. Amounts deferred into the SSP and earnings on those amounts are not taxed as income to the participant until paid out at the end of the deferral period. In the event a change in control of Chemtura occurs (as defined in the SSP), accelerated payout of deferral balances will occur for all participants in the plan.

34 | Chemtura Corporation 2012 Proxy Statement

Employment Agreements

Chemtura is party to employment agreements dated November 10, 2010 with each of our named executive officers (the “Employment Agreements”). The Employment Agreements, which were approved by the Bankruptcy Court, provide for the employment of Mr. Rogerson as President and Chief Executive Officer; of Mr. Forsyth as Executive Vice President and Chief Financial Officer; of Mr. Cross as Executive Vice President, Group President Engineered and Performance Industrial Products; of Ms. Flaherty as Senior Vice President, General Counsel and Corporate Secretary; and of Mr. Swiech as Senior Vice President, Human Resources and Support Services. In each case the term of employment continues until December 31, 2014, subject to automatic 12-month extensions until terminated by either party (the “Employment Term”).

In keeping with current best practices, each of our named executive officers entered into amendments to their Employment Agreement on March 9, 2011 to eliminate Section 280G excise tax gross-up provisions and remove the perquisite allowance from the calculation of severance. Additionally, on April 1, 2011 each of our named executive officers agreed to irrevocably and permanently waive their right to receive any minimum annual equity awards (previously the Employee Agreements had guaranteed that their annual awards would not be less than those under the 2010 EIP). The descriptions of the Employment Agreements set out below reflect these amendments and waivers.

The Employment Agreements provide for a minimum annual base salary of $1,000,000, $475,000, $380,000, $350,000 and $300,000 for Mr. Rogerson, Mr. Forsyth, Mr. Cross, Ms. Flaherty and Mr. Swiech, respectively. Actual base salaries are subject to periodic adjustment, and have been increased by the committee as described under Components of Compensation – Base Salary on page 20.

The Employment Agreements also provide that the executives would be paid an annual cash performance bonus for 2011 and will be paid such a bonus for subsequent fiscal years, to the extent earned based on performance against objective performance criteria. This minimum annual bonus opportunity specified by the Employment Agreements is 100%, 70%, 70%, 50%, and 50% of base salary for Mr. Rogerson, Mr. Forsyth, Mr. Cross, Ms. Flaherty and, Mr. Swiech, respectively. This MIP award program is described further under Components of Compensation – Annual Performance-based Cash Compensation on page 21.

Pursuant to the Employment Agreements, equity awards consisting of restricted stock and options have been granted to each named executive officer under the 2009 EIP and the 2010 EIP and awards of common stock have been granted under the EAP. These grants are described under Components of Compensation – Long-Term Incentive Compensation on page 23. Future rights to any minimum annual equity award under the Employment Agreements have been waived by each named executive officer.

Additionally, the Employment Agreements entitle the executives, during the Employment Term, to paid vacation in accordance with the applicable policies of Chemtura, and to participate in such medical, dental and life insurance, retirement and other plans as Chemtura may have or establish from time to time on terms and conditions applicable to other senior executives of Chemtura generally.

The employment agreements also contain provisions providing for benefits under certain circumstances upon termination of an executive’s employment. These are described in detail under Potential Payments on Termination or Change in Control on page 35.

Pursuant to the Employment Agreements, each of the named executives also entered into a Confidentiality and IP Agreement and a Non-Compete Agreement with Chemtura, pursuant to which each executive agreed to certain restrictions on their use of confidential information and intellectual property of Chemtura, as well as to refrain from solicitation of Chemtura employees and competition with Chemtura for certain periods during and following the Employment Term.

Potential Payments upon Termination or Change in Control

Certain of our executive officers are eligible to receive benefits in the event their employment is terminated by Chemtura without Cause, or by the executive for Good Reason, or upon their retirement, disability or death. The benefits to which each of our named executive officers is entitled are governed by their respective Employment Agreement. Certain terms used in this section including Change in Control, Cause and Good Reason have specific meanings defined in the Employment Agreements.

Set out below are calculations as of December 31, 2011 of the estimated benefits our named executive officers would receive in various situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur. In addition to the amounts disclosed in the following sections, each executive would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, and would receive any amounts accrued but unpaid through the date of termination. All amounts payable under the Employment Agreements beyond accrued benefits are subject to the executive’s execution of a release of claims in favor of Chemtura.

Chemtura Corporation 2012 Proxy Statement | 35

Termination by Chemtura without Cause or by the Executive with Good Reason. If a named executive’s employment is terminated by Chemtura without Cause or by the executive with Good Reason (an “involuntary termination”), the benefits received will depend on whether the involuntary termination is in connection with a Change in Control.

•	No Change in Control. If the involuntary termination is not in connection with a Change in Control, the executive will receive the following benefits:

o	Cash Severance. Over a 12-month period following termination, Chemtura will pay the executive severance totaling the product of (x) 2.0 for Mr. Rogerson, 1.5 for Mr. Forsyth, or 1.0 for each other named executive, and (y) the sum of the executive’s base salary and target bonus;

o	Pro-rated Bonus. Chemtura will pay the executive a bonus for the calendar year in which the termination occurs pro-rated based on the number of days the executive was employed during that year, based on full-year performance, and paid at the same time as bonuses are paid to other Chemtura employees;

o	Stock Options and RSUs. All vested outstanding equity awards will remain outstanding and exercisable, if applicable, through their stated expiration dates;

o	Welfare Benefits. The executive and his or her covered dependents will be entitled to continued participation for 2.0 years (for Mr. Rogerson), 1.5 years (for Mr. Forsyth), or 1.0 years (for each other named executive), in such medical, dental, and hospitalization insurance coverage as is in place immediately prior to termination; and

o	Outplacement. The executive will receive outplacement services.

The table below sets forth the estimated benefits each of our named executive officers would receive under these provisions if the termination occurred on December 31, 2011.

	Cash	Prorated	Stock		Welfare	Out-
	Severance	Bonus	Options	RSUs	Benefits	Placement	Total
Executives	($)	($)	($)	($)	($)	($)	($)
Craig Rogerson	4,000,000	850,000	-	-	24,474	25,000	4,899,474
Stephen Forsyth	1,249,500	289,715	-	-	18,098	20,000	1,577,313
Chet Cross	663,000	250,000	-	-	11,722	20,000	944,722
Billie Flaherty	567,000	159,639	-	-	11,722	20,000	758,361
Alan Swiech	502,500	141,479	-	-	8,050	20,000	672,029

•	Change in Control. If the involuntary termination occurs within two years after a Change in Control or prior to a Change in Control, if the termination was at the request of a third party or otherwise in anticipation of a Change in Control, the executive will receive the following benefits:

o	Lump Sum Cash Severance. The executive will receive a lump sum amount equal to the product of (x) 3.0 for Mr. Rogerson, or 2.0 for each other named executive, and (y) the sum of the executive’s base salary and target bonus;

o	Pro-rated Bonus. Chemtura will pay the executive a bonus for the calendar year in which the termination occurs pro-rated based on the number of days the executive was employed during that year, based on full-year performance, and paid at the same time as bonuses are paid to other Chemtura employees;

o	Stock Options and RSUs. All vested outstanding equity awards will remain outstanding and exercisable, if applicable, through their stated expiration dates; unvested stock options and RSUs will accelerate and be immediately exercisable;

o	Welfare Benefits. The executive and his or her covered dependents will be entitled to continued participation for 2.0 years (for Mr. Rogerson), 1.5 years (for Mr. Forsyth), or 1.0 years (for each other named executive), in such medical, dental, and hospitalization insurance coverage as is in place immediately prior to termination; and

o	Outplacement. The executive will receive outplacement services.

36 | Chemtura Corporation 2012 Proxy Statement

The table below sets forth the estimated benefits each of our named executive officers would receive under these provisions if the termination occurred on December 31, 2011.

							Reduction in
			Accelerated				Payment
			Vesting of	Accelerated			under Excise
		Prorated	Stock	Vesting	Welfare	Out-	Tax
	Cash	Bonus	Options	RSUs	Benefits	placement	Treatment	Total
Executives	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)	($)
Craig Rogerson	6,000,000	850,000	-	2,204,042	24,474	25,000	-	9,103,516
Stephen Forsyth	1,666,000	289,715	-	558,087	18,098	20,000	(142,907)	2,408,993
Chet Cross	1,326,000	250,000	-	339,327	11,722	20,000	(373,243)	1,573,806
Billie Flaherty	1,134,000	159,639	-	312,519	11,722	20,000	(340,591)	1,297,289
Alan Swiech	1,005,000	141,479	-	255,966	8,050	20,000	(96,210)	1,334,285

(1)	Amounts assume a closing price of Chemtura common stock on December 31, 2011 of $11.34 per share.

(2)	The amounts reported in this column reflect the reduction in payment to each executive as provided for in the Employment Agreement Amendments entered into with each of our named executive officers on March 9, 2011. Giving effect to these amendments, Chemtura may reduce any such parachute payments that would cause the executive to incur an excise tax if such reduced amount would provide a greater benefit to the executive than an unreduced payment that would be subject to an excise tax.

Termination by the Company for Cause or by the Executive without Good Reason. No additional benefits are payable if a named executive’s employment is terminated by Chemtura for Cause or by the executive without Good Reason.

Change in Control of Chemtura without Termination. No additional benefits are payable to our named executive officers solely upon a Change in Control of Chemtura, absent termination of employment.

Death or Disability. No additional benefits are payable to our named executive officers upon termination for death or disability. However, under the MIP as in effect for 2012, if death or disability occurs following the end of the calendar year but prior to payment, the MIP award will be considered accrued and payable notwithstanding the executive’s death or disability.

Retirement. No additional benefits are payable to our named executive officers solely upon a voluntary retirement. However, under the MIP as in effect for 2012, if retirement occurs following the end of the calendar year but prior to payment, the MIP award will be considered accrued and payable notwithstanding the executive’s termination of employment.

Executive and Key Employee Severance Plan

The Chemtura Corporation Executive and Key Employee Severance Plan, as amended and restated as of January 1, 2012 (the “Executive Severance Plan”) was approved by the committee on December 7, 2011 and provides for severance benefits in the event of certain terminations within 24 months following a change in control. All persons designated as executive officers by the board, and certain other persons designated as key employees are eligible to participate upon execution of an acknowledgement and agreement form containing certain confidentiality, assignment of work product, non-competition and non-solicitation covenants and other provisions specified by Chemtura.

The Executive Severance Plan was amended and restated to limit application of that plan to circumstances involving a change in control, to reduce severance benefits payable under that plan, and to make other administrative changes. As so modified, following an involuntary termination without cause by Chemtura or by the participant for good reason, in either case within 24 months following a change in control, the participant will receive (a) a lump sum severance payment equal to the sum of his or her base salary and average annual bonus over the past three years, (b) a pro-rated bonus for the current year based on that three year average, (c) welfare benefits at the active employee rate for up to one year (or until eligible under another employer’s plan), and (d) and outplacement services up to $15,000.

The Executive Severance Plan does not affect severance provisions of individual employment contracts to which a participant is a party, and severance payable under that plan will be offset by payments under such contracts. As described above under Employment Agreements on page 35, each of the named executive officers is party to an Employment Agreement providing for greater severance benefits in the event of a termination following a change in control than is provided by the Executive Severance Plan. Accordingly, the Executive Severance Plan would not currently influence the severance benefits they may receive. However, under certain circumstances, including a situation where the named executive officer no longer had in place an effective Employment Agreement, their benefits on termination may also be governed by the Executive Severance Plan.

Chemtura Corporation 2012 Proxy Statement | 37

Stock Ownership Information

The information presented below regarding beneficial ownership of Chemtura’s common stock is presented in accordance with the rules of the SEC. Under these rules, beneficial ownership of common stock includes any shares to which a person, directly or indirectly, has or shares voting power or investment power within 60 days through the exercise of any stock option or other right.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial owners of more than 5% of Chemtura’s outstanding common stock as of March 31, 2012:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Goldman Sachs Asset Management (1) 200 West Street New York, New York 10282	6,655,103	6.73%
WS Management, LLLP (2) 4306 Pablo Oaks Court Jacksonville, Florida 32224	4,975,979	5.03%

(1)	As reported on Schedule 13G filed with the SEC on February 10, 2012. According to the Schedule 13G, Goldman Sachs Asset Management has shared voting power over 6,139,489 shares and shared dispositive power over 6,655,103 shares.

(2)	As reported on Schedule 13G filed with the SEC on February 7, 2012. According to the Schedule 13G/A, WS Management LLLP. has sole voting and dispositive power over 4,975,979 shares.

Security Ownership of Management

The following table sets forth information concerning shares of common stock beneficially owned by each director and named executive officer as of March 31, 2012 and by all directors and executive officers as a group:

Name	Shares(1)	Options(2)	Deferred RSUs(3)	Total Beneficial Ownership	Percentage
Jeffrey Benjamin	67,786			67,786		(4)
Timothy Bernlohr	27,786			27,786		(4)
Anna Catalano	16,817			16,817		(4)
Alan Cooper	30,000		17,786	47,786		(4)
Chet Cross	34,115	55,387		89,502		(4)
James Crownover	25,931		363	26,294		(4)
Robert Dover	7,097			7,097		(4)
Billie Flaherty	30,743	57,268		88,011		(4)
Stephen Forsyth	87,039	104,769		191,808		(4)
Jonathan Foster	5,614		12,172	17,786		(4)
Craig Rogerson	201,037	416,013		617,050		(4)
Alan Swiech	24,661	47,598		72,259		(4)
John Wulff	20,000		17,786	37,786		(4)
All directors and executive officers as a group (15 persons)	598,534	717,890	48,107	1,364,531	1.38%

(1)	Represents the number of shares beneficially owned, excluding shares which may be acquired through exercise of stock options and RSUs held under our deferred compensation plans.

(2)	Represents options that were exercisable on March 31, 2012 and options that become exercisable within 60 days of March 31, 2012.

(3)	Represents the number of RSUs which were vested on March 31, 2012, or which may vest within 60 days of March 31, 2012, but which have been deferred under Chemtura’s deferral programs applicable to non-employee directors. This includes 5,852 RSUs which have been deferred by Mr. Foster until January 1, 2015 and 11,934 RSUs which have been deferred by Mr. Wulff until one year after separation from service. These deferred RSUs have no voting rights. For additional information, refer to Directors Deferral Plan on page 13.

(4)	Less than 1%.

38 | Chemtura Corporation 2012 Proxy Statement

Equity Compensation Plan Information

The following table provides information about shares of Chemtura’s common stock that may be issued upon the exercise of options, warrants and rights under our equity compensation plans as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in millions)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities for future issuance under equity compensation plans (excluding securities reflected in second column) (in millions)
Equity compensation plans approved by the Bankruptcy Court, including the LTIP	2.8	$15.90	6.3

Section 16(a) Beneficial Ownership Reporting Compliance

Under SEC rules, our directors, executive officers and holders of more than 10% of our stock, if any, are required to file with the SEC reports of holdings and changes in beneficial ownership of our stock. We have reviewed copies of these SEC reports as well as other records and information. Based on that review, we believe that all reports were timely filed during 2011.

Audit Committee

Audit Committee Report

The audit committee has reviewed and discussed with management the audited financial statements of Chemtura for the year ended December 31, 2011 (the “Audited Financial Statements”), management’s assessment of the effectiveness of Chemtura’s internal control over financial reporting, and the independent auditors’ evaluation of Chemtura’s system of internal control over financial reporting. In addition, the audit committee has discussed with KPMG LLP, which reports directly to the audit committee, the matters that independent registered public accounting firms must communicate to audit committees under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The audit committee has discussed with KPMG LLP its independence from Chemtura, including the matters contained in the written disclosures and letter required by applicable requirements of the PCAOB regarding independent registered public accounting firms’ communications with audit committees about independence. The audit committee also has discussed with management of Chemtura and KPMG LLP such other matters and received such assurances from them as it deemed appropriate. The audit committee considered whether rendering of non-audit services by KPMG LLP to Chemtura is compatible with maintaining the independence of KPMG LLP from Chemtura.

Based upon these reviews and discussions, the audit committee recommended to the board of directors that the Audited Financial Statements be included in Chemtura’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

The Audit Committee of the Board of Directors

John K. Wulff (Chair)
Jeffery D. Benjamin Timothy J. Bernlohr
Alan S. Cooper

Chemtura Corporation 2012 Proxy Statement | 39

Independent Registered Public Accounting Firm Fees for 2011 and 2010

Our independent registered public accounting firm for the calendar years ended December 31, 2011 and December 31, 2010 was KPMG LLP (“KPMG”). The aggregate fees billed by KPMG in 2011 and 2010 were as follows:

(in millions)	2011	2010
Audit Fees	$3.2	$5.5
Audit-Related Fees	—	—
Tax Fees	0.3	0.8
All Other Fees	—	0.1
Total	$3.5	$6.4

The following information describes the aggregate fees for professional services by KPMG for the fiscal years ended December 31, 2011 and December 31, 2010:

•	Audit Fees: Audit fees consist of fees associated with the annual integrated audit of our consolidated financial statements and internal control over financial reporting included in our Form 10-K, the reviews of our quarterly consolidated financial statements included in our Forms 10-Q and statutory audits required in certain foreign jurisdictions and services that generally only its independent registered public accounting firm reasonably can provide, such as comfort letters, consents and assistance with and review of documents filed with the SEC.

•	Audit-Related Fees: In 2011, there were no audit-related services provided. In 2010, a de minimis amount of audit-related services were provided, principally related to royalty audits contractually required by certain distributors.

•	Tax Fees: Tax fees consist of fees related to federal, state and local tax compliance, tax advice concerning acquisitions, divestitures and other transactions, as well as domestic and international tax planning. In 2011 and 2010, tax fees consisted primarily of federal, state and local tax advice concerning Chemtura’s Chapter 11 proceedings and related emergence as well as tax compliance in certain foreign jurisdictions.

•	All Other Fees: In 2011, a de minimis amount was incurred in relation to a finance benchmarking project. In 2010, all other fees principally comprised of services related to statutory calculations of funding requirements associated with Chemtura’s pension schemes in foreign jurisdictions.

The audit committee has considered whether KPMG’s provision of non-audit services is compatible with KPMG’s independence and determined that KPMG’s independence is not compromised by providing such services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with the audit committee’s charter, all services provided by KPMG must be approved by the audit committee. The audit committee has adopted a policy to annually pre-approve audit and permissible non-audit services provided by KPMG. This was done in 2011 based upon the audit and permissible non-audit services anticipated to be required for the year. Additional unforeseen or unexpected audit or permissible non-audit services to be performed by KPMG must be approved by the audit committee. However, the audit committee has delegated to its chair (and to such other members of the audit committee as the chair may designate) authority to review and, if appropriate, approve in advance any request for KPMG to provide additional audit or permissible non-audit services up to $100,000. Any such approval of additional services will be presented to the full audit committee for informational purposes at its next regularly held meeting. All audit and permissible non-audit services performed by KPMG during fiscal years 2011 and 2010 were approved by the audit committee in accordance with the established policies.

40 | Chemtura Corporation 2012 Proxy Statement

Advisory Resolution to Approve Executive Compensation (Item No. 2)

SEC rules enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. These rules also enable our shareholders to indicate how frequently we should seek an advisory resolution to approve the compensation of our named executive officers. At the Annual Meeting held on May 10, 2011, our board of directors recommended, and the shareholders approved, a proposal that the firm follow one-year interval for the advisory resolution to approve executive compensation. Accordingly, shareholders may approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

The Year in Review. During 2011, we put in place many elements of our plan to build the successful enterprise that we envision and shareholders expect – from creating a stronger, more fundamentally sound business infrastructure, to driving growth through innovation, reliability, and a deeper understanding of our customers’ needs. Throughout the year we introduced new products, built on existing and added new applications and invested to serve our customers’ growing demand. Our financial results for 2011 demonstrated our significant progress. We grew our revenues by 10% to finish the year at $3 billion. Having put our restructuring behind us, we delivered positive net income in every quarter – a strong improvement over recent years’ performance. We also generated significant cash flows from operations, enabling us to increase our capital investment in support of growth initiatives and enabling our board to approve a stock repurchase program that permitted us to repurchase 2 million shares in the fourth quarter of 2011. This strong financial performance was reflected in 2011 Consolidated EBITDA of $385 million – up 20% from 2010, and slightly below the $395 million target level. Consolidated EBITDA (a term used in Chemtura’s incentive compensation plans that is the same as “Adjusted EBITDA” as disclosed in Chemtura’s reports, the disclosure statement issued in conjunction with our plan of reorganization and our earnings press releases) is a non-GAAP earnings metric, and a major component in driving the levels of 2011 awards of cash and equity incentive compensation for our named executive officers. For additional information on the calculation of this metric, see Appendix A —Adjusted EBITDA on page A-1.

Core Principles. We operate in a competitive and challenging industry. We believe that the executive compensation programs for our named executive officers should be designed in accordance with the following core principles:

•	Pay-for-Performance: To ensure that the actual compensation realized by our named executive officers is directly linked to individual, business unit and company-wide performance, our executive compensation programs are structured with a significant portion of variable or at-risk cash and equity compensation. Pay for performance alignment should allow Chemtura to deliver rewards aligned with multiple performance dimensions under a range of business scenarios. The effectiveness of our pay-for-performance compensation is demonstrated by our Emergence Award Plan, which set aggressive targets based on Consolidated EBITDA, and only paid out 57% of the maximum award when those targets were not met.

•	Alignment: Our executive compensation programs are designed to align the interests of the named executive officers with those of our shareholders both in the short-term and the long-term. The annual cash incentive program rewarded executives for the achievement of specific financial performance goals and individual performance objectives on an annual basis. Our equity programs, combining stock options with time-based RSUs and (commencing in 2012) performance shares linked to total shareholder return, further align the interests of our named executive officers and shareholders in the creation of shareholder value over the long-term. Pay mix and performance measures are selected to ensure alignment with the shareholder experience. Overall executive compensation program design should reinforce and support the accumulation of a meaningful ownership stake in Chemtura.

•	Market Competitiveness: A key to our future success is the ability to assemble a team of highly qualified executives who can provide the leadership necessary to execute our business strategy over the short-term and the long-term. Our executive compensation programs have been designed to offer market competitive compensation that would allow us to attract a talented executive management team capable of meeting or exceeding our business objectives.

•	Avoid Encouraging Excessive Risk-taking: Compensation plans should not encourage or promote the taking of excessive risk that introduces the potential for a material adverse effect on Chemtura. The committee regularly considers enterprise risk in the design of Chemtura’s executive compensation programs and works to ensure that compensation programs represent best practices so as not to encourage excessive risk-taking. Several features of our compensation plan design that we believe reduce the potential for taking excessive risk are discussed in the section Compensation and Risk on page 10.

Chemtura Corporation 2012 Proxy Statement | 41

Compensation Approach. The approach utilized by the committee is a key feature that ensures that actual compensation and plan design are consistent with the Core Principles. Our compensation approach is a multi-step process based on:

•	independent decision-making;

•	utilizing market data to appropriately target compensation levels;

•	consideration of the median compensation levels of our peer group;

•	following a consistent, rigorous target setting process; and

•	utilizing verification tools to ensure appropriate decisions are being made.

Key Decisions. During 2011, the committee made several key decisions and implemented policies to further align our executive compensation with our core principles and shareholder interests:

•	employment agreements with our named executive officers were amended to eliminate excise tax gross-up provisions on termination payments and remove the perquisite allowance from the calculation of severance;

•	each of our named executive officers agreed to irrevocably and permanently waive their right to receive any annual minimum equity award under their Employment Agreement;

•	the committee approved elimination of the executive perquisite allowance;

•	the committee approved changes to the Executive and Key Employee Severance Plan to reduce severance under that plan following a change in control for persons not subject to Employment Agreements to no greater than 1x annual compensation;

•	the committee adopted equity ownership guidelines applicable to executives and key employees; and

•	the committee approved the addition of performance shares specifically measured against total shareholder return to the mix of executive compensation, starting in 2012, in order to further align executive compensation to Chemtura’s performance.

For the reasons discussed above, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

“RESOLVED, that Chemtura Corporation’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Chemtura Corporation’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

This vote is advisory, and therefore not binding on Chemtura, our board of directors or the compensation committee. Our board of directors and our compensation committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider such shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

42 | Chemtura Corporation 2012 Proxy Statement

Approval of 2012 Employee Stock Purchase Plan (Item No. 3)

Prior to calendar 2009, Chemtura maintained an employee stock purchase plan for the benefit of participating employees. This plan was suspended in 2009 in connection with Chemtura’s Chapter 11 reorganization. The board of directors is now proposing to institute a new employee stock purchase plan, subject to approval by shareholders, and recommends that you approve the Chemtura Corporation 2012 Employee Stock Purchase Plan (the “ESPP”). Set out below is a summary of this proposal. This summary is qualified in its entirety by reference to the text of the ESPP attached as Appendix B.

General. The ESPP was unanimously adopted by the board of directors on February 23, 2012, subject to approval by shareholders. The ESPP is designed to encourage employees to become shareholders and to increase their ownership of Chemtura’s common stock. The ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code, as amended, and to allow participants to be eligible to receive certain tax advantages under that Section. To qualify for this treatment, among other requirements, the ESPP must be approved by shareholders within 12 months of adoption by the board. The ESPP also permits the establishment of sub-plans which do not meet the requirements of Section 423 for employees of designated subsidiaries in other countries to allow such employees to acquire Chemtura shares in a similar manner while complying with applicable local law.

Administration. The ESPP will be administered by the board’s compensation committee, which may delegate authority to a plan manager (which will initially be Chemtura’s Employee Benefits Committee, and is referred to as the “benefits committee”). The benefits committee may establish procedures under the ESPP, and its interpretations and decisions regarding the ESPP will be final. The benefits committee also may establish sub-plans to allow for the participation of eligible employees in other countries. The board or the compensation committee may amend or terminate the ESPP at any time. Generally, however, without approval of shareholders no such amendment may: (1) increase the number of shares that may be issued; (2) change the class of employees eligible to participate; or (3) change the formula by which the purchase price is determined.

Plan Years and Offering Periods. Eligible employees may elect to participate in the ESPP for a plan year corresponding to the calendar year. Each plan year will consist of four quarterly offering periods corresponding to the four calendar quarters. However, the first plan year will run from July 1, 2012 to December 31, 2012 and consist of only two quarterly offering periods.

Authorized Shares. A total of 1,000,000 shares of Chemtura’s common stock are authorized to be issued under the ESPP (including any sub-plans), including up to 100,000 shares per offering period and 250,000 shares per plan year. These numbers, and the class of stock subject to the ESPP, are subject to adjustment in the event of a recapitalization, stock split, stock dividend, merger, or similar corporate transaction. In that event, the benefits committee, in its discretion, will adjust share amounts, prices and ESPP terms accordingly.

Eligibility. Participation in the ESPP is limited to employees of Chemtura Corporation and certain designated subsidiaries that have been employed for at least 30 days and complete the established enrollment procedures prior to the start of a plan year (excluding any employees whose customary employment is for less than five months during a calendar year). Employees who become eligible after the start of a plan year may enroll starting with the next offering period after they have been employed for at least 30 days. Once an employee becomes a participant he or she will remain a participant for successive offering periods and subsequent plan years, until he or she withdraws from the ESPP or is no longer an eligible participant.

Contributions. Participants generally may contribute towards the purchase of Chemtura shares under the ESPP through payroll deductions each payroll period ranging from 1% to 10% (whole percentages only) of their eligible compensation. In countries where payroll deductions are not permitted, participants may contribute towards the purchase of Chemtura shares under the ESPP in another manner established by the benefits committee. Contribution percentages may not be changed during any plan year but participants may cease contributions at any time (which will become effective as of the next offering period).

Withdrawal. Withdrawals from the ESPP occur immediately if the participant terminates employment or otherwise is no longer eligible to participate. Participants may also elect to withdraw with respect to prospective offering periods by notice to the benefits committee. Upon a withdrawal, all amounts in such participant’s account will be refunded to the participant without interest (unless otherwise required under applicable law) as soon as administratively practicable. Any participant who withdraws from the ESPP is not eligible to reenroll during the ESPP year of such withdrawal, but may again become a participant starting with the next plan year by re-enrolling in accordance with the procedures established by the benefits committee.

Chemtura Corporation 2012 Proxy Statement | 43

Purchase of Shares. Shares sold under the ESPP will be priced at 85% of the lower of the fair market value of the shares on the first and last trading days during the offering period. Participants may purchase no more than 1,250 shares in any offering period or 5,000 shares in any plan year. In addition, the total fair market value of shares purchased in any calendar year by any participant may not exceed $25,000 (calculated based upon the fair market values at the start of each offering period), and no employee may be granted a purchase right under the ESPP if, immediately after such grant, the employee possesses five percent or more of the total combined voting power of all classes of stock of Chemtura or any subsidiary.

Participation Outside of the United States. The benefits committee may establish sub-plans of the ESPP which do not satisfy the requirements of Code Section 423 to facilitate the participation of eligible employees employed by designated subsidiaries located in countries outside of the United States. Such sub-plans may amend or vary the terms of the ESPP: (1) to conform with rules that apply in each country where a designated subsidiary is located; (2) to take into account or mitigate tax burdens on Chemtura, the designated subsidiary or the participants; or (3) to otherwise meet the goals and objectives of the ESPP.

Term of the ESPP. The ESPP will continue in effect for 10 years from the first purchase of shares (which is expected to occur on September 30, 2012), unless earlier terminated by the board or the compensation committee.

Status of Shares Acquired under ESPP. Participants have the exclusive right to vote or direct the voting of shares credited to their accounts, and are permitted to withdraw, transfer, or sell their shares without any restrictions imposed by the ESPP. Participants’ rights under the ESPP are nontransferable except pursuant to the laws of descent and distribution.

New Plan Benefits. Approximately 3,650 employees are currently eligible to participate in the ESPP in the United States and other countries outside the United States where the ESPP is expected to be offered during 2012. At this time, Chemtura is unable to determine the number of shares to be purchased in the future under the ESPP by the named executive officers, all current executive officers as a group, or all other employees as a group.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE 2012 EMPLOYEE STOCK PURCHASE PLAN.

Ratification of Selection of

Independent Registered Public Accounting Firm (Item No. 4)

The audit committee has appointed KPMG LLP, an independent registered public accounting firm, to serve as our independent registered public accounting firm for 2012. KPMG LLP served in this capacity in 2011. As a matter of good corporate governance, the audit committee submits its selection of our independent registered public accounting firm to our shareholders for ratification. If the shareholders fail to ratify the selection, the audit committee will review its future selection of an independent auditor in light of that result.

For additional information concerning the audit committee and its activities with KPMG LLP, see Audit Committee on page 39. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

44 | Chemtura Corporation 2012 Proxy Statement

Additional Information

Who is entitled to vote at the 2012 Annual Meeting?

Holders of Chemtura stock at the close of business on March 21, 2012 are entitled to receive notice of the 2012 Annual Meeting of Shareholders and to vote their shares at the annual meeting. As of that date, there were approximately 98.7 million shares of common stock outstanding and all of those shares were eligible to vote. There were 5,140 registered shareholders on the record date and approximately 18,993 beneficial shareholders whose shares were held in “street name” through a broker or bank.

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available for ten business days prior to the annual meeting between the hours of 9:00 a.m. and 5:00 p.m., Eastern Daylight Time, at the Office of the Corporate Secretary, Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

How many votes must be present in order to hold the annual meeting?

A quorum must be present in order for business to be conducted at the annual meeting. A quorum consists of the holders of one-third of the outstanding shares of stock entitled to vote at the meeting. Shares of Chemtura stock present in person or by duly authorized proxy (including any abstentions and broker non-votes) will be counted for the purpose of establishing a quorum at the meeting.

What if I return my proxy but do not vote for all of the proposals?

Shares represented by a properly executed proxy will be voted at the annual meeting and, when instructions are given by the shareholder, will be voted in accordance with those instructions. If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the board of directors. Please see How does the Board of Directors recommend that I vote? in Frequently Asked Questions about Voting on page 1 for additional information.

Are there any other items of business that will be addressed at the annual meeting?

The board of directors is not aware of any business that may properly be brought before the annual meeting other than those matters described in this proxy statement. If any matters other than those shown on the proxy card are properly brought before the annual meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares in their best judgment.

What procedures must I follow in order to attend the annual meeting?

Attendance and voting at the annual meeting is limited to shareholders of record at the close of business on March 21, 2012. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

•	Beneficial Shareholders. If you are a beneficial shareholder, when you arrive at the annual meeting, please register at the table for beneficial shareholders. In order to be admitted to the annual meeting, beneficial shareholders must bring an account statement or letter from their broker or bank showing that they owned Chemtura stock as of March 21, 2012 and a valid photo identification. In order to vote at the meeting, beneficial shareholders must also bring legal proxies, which they can obtain only from their broker or bank. Please contact your broker or bank directly for specific information on how to obtain a legal proxy.

•	Registered Shareholders. If you are a registered shareholder, when you arrive at the annual meeting, please register at the table for registered shareholders and provide a business card and a valid photo identification.

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We have hired Morrow & Co., LLC, a proxy solicitation firm, to aid in the solicitation of proxies, for a base fee of $8,500, plus additional expenses of approximately $7,000. Proxies may be solicited by personal interview, mail, telephone, email and other online methods. Morrow & Co., LLC has contacted brokerage houses, other custodians and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. We will reimburse such parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will file with the SEC a Current Report on Form 8-K containing the final voting results within four business days of the annual meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

Chemtura Corporation 2012 Proxy Statement | 45

How do I submit a shareholder proposal for inclusion in Chemtura’s 2013 Proxy Statement?

In order to be considered for inclusion in our 2013 proxy statement, shareholder proposals must comply with the SEC’s Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials and must be submitted in writing to: Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749, Attention: Corporate Secretary. Proposals must be received on or prior to Thursday, December 6, 2012.

How do I submit an item of business for the 2013 annual meeting?

Our By-Laws require that any shareholders who intend to present an item of business, including nominees for candidates for election as directors, at the 2013 annual meeting (other than a shareholder proposal submitted for inclusion in our 2012 proxy statement) must provide notice of such business to the Office of the Corporate Secretary at the address above between Thursday, January 10, 2013 and the close of business on Saturday, February 9, 2013. Proposals should include the information set forth in our By-Laws, which are posted on our website at www.chemtura.com.

How may I obtain a copy of Chemtura’s Annual Report on Form 10-K and other financial information?

Chemtura’s 2011 annual report, which includes a copy of the Annual Report on Form 10-K, was delivered to shareholders with this proxy statement. Our Notice of Annual Meeting, proxy statement and 2011 annual report are also available on our website at www.chemtura.com and on the SEC’s website at www.sec.gov. Shareholders also may request an additional copy of the Annual Report on Form 10-K, which we will furnish without charge, by calling 203-573-2153 or writing to: Daniel Murray, Investor Relations, Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749.

May I receive my proxy materials electronically in the future?

Instead of receiving paper copies of our annual report and proxy statement in the mail, registered shareholders can elect to receive these communications electronically. For additional information and to elect this option, please access www.computershare.com/us/ecomms. Many brokers and banks also offer electronic delivery of proxy materials to their clients. If you are a beneficial shareholder, you may contact your broker or bank to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications Services, you can elect to receive future proxy materials electronically at www.investordelivery.com.

How may I recommend or nominate individuals to serve as directors?

The nominating and governance committee will consider qualified candidates recommended by shareholders for board membership in accordance with the procedure set forth in Chemtura’s By-Laws. For a nomination to be properly made by any shareholder and be considered for recommendation by the board to the shareholders and included in our proxy statement for an annual meeting, written notice of such shareholder’s nomination must be given, either by personal delivery or by registered or certified Unites States mail, postage prepaid, to the Secretary of Chemtura (and must be received by the Secretary) between Thursday, January 10, 2013 and the close of business on Saturday, February 9, 2013. Notwithstanding the foregoing sentence, in the event that the number of directors to be elected to the board at an annual meeting is increased and there is no public announcement by Chemtura naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the secretary at the principal executive offices of Chemtura not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by Chemtura. Shareholders should refer to Chemtura’s By-Laws for a complete description of requirements for such notice. Such notice should set forth all of the information required by Article II, Section 11 of our By-Laws. The committee evaluates director nominees recommended by shareholders in the same manner in which it evaluates other director nominees.

Several shareholders live at my address. Why did we receive only one set of proxy materials?

We deliver only one annual report and one proxy statement to multiple shareholders at the same address, unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent: Computershare Shareowner Services LLC., 480 Washington Blvd., Jersey City, NJ 07310, 866-233-4822.

46 | Chemtura Corporation 2012 Proxy Statement

Appendix A

Adjusted EBITDA

Adjusted EBITDA (or “Consolidated EBITDA,” as it is sometimes termed in Chemtura incentive plans) is a financial measure that is not calculated or presented in accordance with generally accepted accounting principles (“GAAP”). While we believe that this measure is useful in evaluating our performance, investors should not consider it to be a substitute for financial measures prepared in accordance with GAAP. In addition, this financial measure may differ from similarly-titled financial measures used by other companies and does not provide a comparable view of our performance relative to other companies in similar industries.

Adjusted EBITDA for 2011 and 2010 is calculated as follows:

(In millions $)	2011	2010

Net earnings (loss) attributable to Chemtura	$119	$(586)

Plus: Interest expense	63	191
Plus: Loss on early extinguishment of debt	-	88
Plus: Other expense, net	-	6
Plus: Reorganization items, net	19	303
Plus: Income tax expense	25	22
Plus: Loss from discontinued operations, net of tax	-	1
Plus: Loss on sale of discontinued operations, net of tax	-	12
Plus: Net earnings attributable to non-controlling interests	1	1

Operating income	227	38

Plus: Depreciation and amortization	140	175
Plus: Operational facility closures, severance and related costs	3	1
Less: Gain on sale of business	(27)	(2)
Plus: Impairment charges	4	57
Plus: Changes in estimates related to expected allowable claims	3	35
Plus: Non-cash stock-based compensation	26	8
Plus: Loss on disposal of assets	1	2
Plus: Other non-recurring adjustments	-	6
Plus: UK pension benefit matter	8	-

Adjusted EBITDA	$385	$320

Chemtura Corporation 2012 Proxy Statement | A-1

[Intentionally Left Blank]

A-2 | Chemtura Corporation 2012 Proxy Statement

Appendix B

Chemtura Corporation

2012 Employee Stock Purchase Plan

Article I
ESTABLISHMENT

The Chemtura Corporation 2012 Employee Stock Purchase Plan (the “Plan”) is hereby established by Chemtura Corporation (the “Company”), the purpose of which is to provide a method whereby employees of the Company or any Designated Subsidiary (as defined herein), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Plan is also established to help promote the overall financial objectives of the Company’s stockholders by encouraging those persons participating in the Plan to achieve long-term growth in stockholder equity. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder. Notwithstanding the foregoing, the Company may establish one or more sub-plans of the Plan which do not meet the requirements of Section 423 of the Code for employees of Designated Subsidiaries in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the Plan with the laws and requirements of such countries in order to allow such employees to purchase shares of Common Stock in a manner similar to the Plan.

Article II
DEFINITIONS

The following words and phrases, as used herein, shall have the meanings indicated unless the context clearly indicates to the contrary:

2.01  “Account” shall mean the bookkeeping account established on behalf of a Participant to which is credited all contributions paid for the purpose of purchasing Common Stock under the Plan, and to which shall be charged all purchases of Common Stock, or withdrawals, pursuant to the Plan. Such Account shall remain unfunded as described in Section 8.11 of the Plan.

2.02  “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. Any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

2.03  “Agreement” shall mean, either individually or collectively, any subscription, enrollment, contribution and/or withholding agreement, in the form (which may be in electronic form) prescribed by the Committee, entered into pursuant to the Plan between the Company or a Designated Subsidiary and a Participant. Such Agreement shall be an authorization for the Company or a Designated Subsidiary to withhold amounts from such Participant’s Compensation (or to receive amounts in such other manner where payroll deductions are prohibited under applicable law), at the Contribution Rate specified in the Agreement, to be applied to purchase Common Stock.

2.04  “Beneficiary” shall mean the person specified by a Participant in his or her most recent written designation that is filed with the Committee to receive any benefits under the Plan in the event of such Participant’s death, in accordance with Section 8.01 (or such other person who is entitled to receive any benefits under the Plan in the event of the Participant’s death as determined under applicable law).

2.05  “Board” shall mean the Board of Directors of the Company.

2.06  “Change in Control” shall mean the occurrence of any one or more of the following events:

(i)          any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(ii)         any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) in one or a series of related transactions during any twelve month period, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(iii)        during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (ii), (iv) or (v) of this definition of “Change in Control” or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iv)        a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (or the ultimate parent company of the Company or such surviving entity); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraphs (ii) and (iii)) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(v)         the consummation of a sale or disposition of all or substantially all the assets of the Company, in one or a series of related transactions during any twelve month period, other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

2.07         “Commission” shall mean the Securities and Exchange Commission or any successor entity or agency.

2.08         “Committee” shall mean the Compensation Committee or the Plan Manger to whom the Committee delegates authority under the Plan in accordance with Section 7.02.

2.09         “Compensation” shall mean, for the relevant period, (a) the total compensation paid in cash to a Participant by the Company and/or a Designated Subsidiary, including salaries, wages, commissions, overtime pay, shift premiums, bonuses, vacation and holiday pay, and incentive compensation, plus (b) any pre-tax contributions made by a Participant under Section 401(k) or 125 of the Code. Compensation shall exclude non-cash items, moving or relocation allowances, geographic hardship pay, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance or notice pay, fringe benefits, contributions (except as provided in clause (b) of the immediately preceding sentence) or benefits received under employee benefit or deferred compensation plans or arrangements, income attributable to stock options and similar items.

Chemtura Corporation 2012 Proxy Statement | A-3

2.10         “Compensation Committee” means the Compensation Committee of the Board of Directors.

2.11         “Common Stock” shall mean shares of common stock of the Company, $0.01 par value.

2.12         “Contribution Rate” shall be that rate of contribution of Compensation to the Plan stated in the Agreement, subject to determination in accordance with Article IV.2.13         “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.14         “Effective Date” shall mean the date of approval of the Plan by the shareholders of the Company in accordance with applicable law.

2.15         “Eligible Employee” shall mean, with regard to an Offering Period, any individual who is employed on a full-time or part-time basis by the Company or a Designated Subsidiary on the first day of such Offering Period, except that the Committee in its sole discretion may exclude:

(i)          all employees whose customary employment is for not more than five months in any calendar year;

(ii)         all employees who are considered to be a highly compensated employee of the Company or Designated Subsidiary within the meaning of Section 414(q) of the Code;

(iii)        all employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code);

(iv)        all employees who have been an employee of the Company and its Affiliates for less than three months prior to the first day of such Offering Period; and

(v)         all individuals who provide services to the Company or a Designated Subsidiary as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

As of the Effective Date, and unless and until the Committee determines otherwise, (a) those employees described in clause 2.15(i) are excluded from the class of Eligible Employees, and (b) those employees described in clause 2.15(iv) who have been an employee of the Company or a Designated Subsidiary for less than 30 days prior to the first day of an Offering Period are excluded from the class of Eligible Employees.

2.16         “Enrollment Date” shall mean the date selected by the Committee, which until another date is selected by the Committee shall be the first day of each Plan Year.

2.17         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.18         “Exercise Date” shall mean the last day of each calendar quarter during each Offering Period.

2.19         “Fair Market Value” of a share of Common Stock as of a given date shall mean: (i) if the Common Stock is listed or admitted to trading on an established stock exchange (including, for this purpose, the New York Stock Exchange (“NYSE”)), the mean of the highest and lowest sale prices for a share of the Common Stock on the composite tape or NYSE trading as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Committee shall select) for such date, or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (ii) if the Common Stock is not then listed or admitted to a trading on such a stock exchange, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Board or the Compensation Committee shall, in its discretion, select and apply in good faith as of such date taking into account the requirements of Section 409A of the Code.

2.20         “Measurement Date” shall mean the first Trading Day of each Offering Period, provided that the first Measurement Date shall be July 2, 2012.

2.21         “Offering Period” shall mean a period as determined by the Committee at the end of which a Participant’s Option may be exercised and the accumulated value of the Participant’s Account applied to purchase Common Stock. Unless otherwise specified by the Committee, the initial Offering Period will begin on July 1, 2012 and end on September 30, 2012. Thereafter, each successive Offering Period shall commence at quarterly intervals on the first day of each calendar quarter during the term of the Plan, and each Offering Period shall last for one quarter, ending on the last day of each such quarter. Accordingly, unless the Committee determines otherwise, except for the first Plan Year, four separate Offering Periods shall commence in each Plan Year during which the Plan remains in existence. The duration of Offering Periods may be changed by the Committee, or the Board pursuant to Section 3.06 or 5.04 hereof.

2.22         “Option” shall mean the right to purchase the number of shares of Common Stock specified in accordance with the Plan at an Option Price and for a term fixed in accordance with the Plan, and subject to such other limitations and restrictions as may be imposed by the Plan or the Committee in accordance with the Plan.

2.23         “Option Price” shall mean an amount equal to eighty-five percent (85%) of the lesser of (i) the Fair Market Value of a share of Common Stock on the Exercise Date (provided that if the Exercise Date is not a Trading Day then the applicable value for this clause 2.23 (i) shall be the Fair Market Value of a share of Common Stock on the last Trading Day immediately preceding the Exercise Date) or (ii) the Fair Market Value of a share of Common Stock on the Measurement Date.

2.24         “Participant” shall mean an Eligible Employee who satisfies the eligibility conditions of Article III, and to whom an Option has been granted in accordance with the terms of the Plan.

2.25         “Plan Year” shall mean the calendar year; provided that the first Plan Year shall be the period from July 1, 2012 to December 31, 2012. The Committee may at any time designate another period as the Plan Year.

2.26         “Reserves” shall mean the number of shares of Common Stock covered by each Option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet sold under an Option.

2.27         “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.28         “Subsidiary” shall mean any present or future corporation, domestic or foreign, which is or would be a “subsidiary corporation,” as defined under Section 424(f) of the Code, of the Company.

2.29         “Trading Day” shall mean a day on which is open the primary stock exchange on which the Common Stock is traded.

Article III
ELIGIBILITY AND PARTICIPATION

3.01         Initial Eligibility. Any individual who is otherwise an Eligible Employee and who is employed with the Company or a Designated Subsidiary on the Effective Date may participate in the Plan immediately beginning with the first Offering Period in the first Plan Year. Any individual who is otherwise an Eligible Employee and becomes employed with the Company or a Designated Subsidiary after the Effective Date, unless and until the Committee determines otherwise, may participate in the Plan commencing with the first Offering Period that commences following the date such individual becomes an Eligible Employee.

3.02         Leave of Absence. A Participant shall be eligible to continue participating in the Plan while such individual is on sick leave, short-term disability leave or other paid leave of absence approved by the Company or a Designated Subsidiary or required under applicable law.

3.03         Eligibility Restrictions. Notwithstanding any provisions of the Plan to the contrary, no employee of the Company or a Designated Subsidiary shall be granted an Option under the Plan or be eligible to participate in the Plan:

(a)          if, immediately after the Option is granted, such employee would own or be considered to own, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary (for purposes of this Section 3.03(a), the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee, and stock that the employee may purchase under outstanding Options (whether or not such Options qualify for the special tax treatment afforded by Section 421(a) of the Code) shall be treated as stock owned by the employee); or

(b)          if such Option would permit such employee’s rights to purchase stock under the Plan and any other employee stock purchase plans of the Company or any Subsidiary in an amount which, in the aggregate, would exceed $25,000 (or such other amount as may be adjusted from time to time under applicable provisions of the Code or the regulations promulgated thereunder) in Fair Market Value of Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time. For purposes of applying the foregoing sentence of this Section3.03(b), the applicable limit shall be determined by multiplying (x) the number of shares of Common Stock acquired during each respective Offering Period by a Participant by (y) the Fair Market Value of the Common Stock on the first Measurement Date of the Offering Period to which such shares relate.

A-4 | Chemtura Corporation 2012 Proxy Statement

3.04         Participation.

(a)          An Eligible Employee may commence participation by completing an Agreement and submitting it to the designated administrator prior to the applicable Enrollment Date; provided that an individual that first becomes an Eligible Employee after such Enrollment Date may commence participation for the first subsequent Offering Period by completing an Agreement and submitting it to the designated administrator prior to the first date of the Offering Period immediately following the date on which such employee becomes an Eligible Employee. Any Eligible Employee who elects to participate in the Plan pursuant to this Section 3.04(a) is referred to as a Participant. To the extent consistent with Section 423 of the Code, Eligible Employees who are members of a collective bargaining unit shall be deemed to have declined to participate in the Plan during the period the Eligible Employees’ bargaining unit rejects the Company’s offer to permit such Eligible Employees to participate in the Plan. Once an Eligible Employee becomes a Participant in the Plan such Eligible Employee shall remain a Participant for successive Offering Periods in the Plan Year to which such election relates as well as successive Offering Periods occurring in subsequent Plan Years until such Participant withdraws from the Plan (which, for the sake of clarity, shall only apply to Offering Periods that have not commenced) in accordance with Article VI.

(b)          Any payroll deductions for a Participant shall be made in accordance with Article IV and shall be made on each payroll date occurring during an Offering Period. For the avoidance of doubt, all payroll deductions shall be considered to apply to the Offering Period during which the payroll date occurs, regardless of the service period to which the compensation relates.

3.05         Option Grant. On the Measurement Date with respect to each Offering Period, each Participant participating in the Offering Period shall be granted an Option to purchase on the Exercise Date during such Offering Period (at the appropriate Option Price) up to the number of shares of Common Stock as determined by dividing the particular Participant’s payroll deductions that are made in accordance with Section 3.04(b) and Article IV and have accumulated prior to such Exercise Date and retained in such Participant’s Account as of that Exercise Date by the appropriate Option Price. Such purchase of shares of Common Stock shall be subject to the limitations under Sections 3.03 and 3.09. Exercise of the Option shall occur as provided in Section 3.07. The Committee may determine that there shall be no Options granted under the Plan for any particular Offering Period.

3.06         Offering Period. The Plan shall be implemented by consecutive Offering Periods of Common Stock. Each Agreement shall specify the initial Offering Period for which the Option is granted, which shall be determined by the Committee in accordance with the Plan, and shall be deemed to apply to all successive Offering Periods during the same and successive Plan Years, until terminated in accordance with the Plan. The Committee shall have the authority to change the duration of Offering Periods, including the commencement dates thereof, with respect to future offerings without approval of the Company’s stockholders. Under such circumstances, any change to the Offering Periods shall be announced at least ten days prior to the scheduled beginning of the initial Offering Period to be affected. In no event, however, shall an Offering Period extend beyond the period permitted under Section 423(b)(7) of the Code.

3.07         Exercise of Option. The Option for the purchase of Common Stock shall be exercised automatically on the Exercise Date during an Offering Period, and the maximum number of full shares of Common Stock subject to the Option shall be purchased for such Participant at the applicable Option Price, using the accumulated payroll deductions retained in a Participant’s Account in accordance with Section 3.04(b) and Article IV, subject to the limitations under Sections 3.03 and 3.09. No fractional shares shall be purchased. Any payroll deductions accumulated in an Account that are not sufficient to purchase a full share of Common Stock shall be retained in the Account for the next Offering Period; provided, that at the effective date of a Participant’s withdrawal from the Plan any monies remaining in the Participant’s Account shall be returned to the Participant or the Participant’s Beneficiary in cash, without interest. The Committee shall have the authority to change the Exercise Date designated in the Plan with respect to subsequent Offering Periods without approval of the Company’s shareholders.

3.08         Delivery of Stock.

(a)          As promptly as practical after each Exercise Date on which a purchase of Common Stock occurs, the Company shall arrange the delivery to each Participant, or the Participant’s Beneficiary, of a certificate (or the equivalent if such shares are held in electronic or book entry form) representing the shares of Common Stock purchased upon exercise of such Participant’s Option, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee, unless the Participant has delivered to the Participant’s administrator a written election specifying alternative delivery instructions for such shares. Shares of Common Stock issued upon exercise of an Option and delivered to or for the benefit of a Participant or Beneficiary will be registered in the name of such Participant or Beneficiary, or in the name of such broker or other intermediary that may hold such shares on behalf of such Participant or Beneficiary, as the case may be. Alternatively, at the direction of a Participant through written notice to the Committee at least ten days prior to the applicable Exercise Date, such shares shall be registered in the names of such Participant and one other person as may be designated by the Participant (or in the name of such broker or other intermediary acting for such persons), as joint tenants with rights of survivorship, community property or as tenants by the entirety, to the extent permitted by applicable law.

(b)          The Committee may require a Participant or a Participant’s Beneficiary to give prompt written notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of such Participant’s Option within: (i) two years from the date of granting of such Option to such Participant, (ii) one year from the transfer of such shares of Common Stock to such Participant, or (iii) such other period as the Committee may from time to time determine.

3.09         Maximum Number of Shares. Prior to the commencement of an Offering Period, the Committee may determine the maximum number of shares of Common Stock that a Participant may purchase during such Offering Period or a formula that complies with the requirements of Section 423 of the Code and the regulations promulgated thereunder by which the maximum number of shares of Common Stock that a Participant may purchase during such Offering Period shall be computed; provided, however, in no event shall all Participants be permitted to purchase more than (a) 100,000 shares of Common Stock during any one Offering Period or (b) 250,000 shares of Common Stock during any one Plan Year. Subject to the limits imposed under this Section 3.09, the maximum number of shares of Common Stock that may be purchased by each Participant in (A) any Offering Period shall be 1,250 shares and (B) any Plan Year shall be 5,000 shares.

3.10         Withholding. At the time an Option is exercised, or at the time some or all of the Common Stock that is issued under the Plan is disposed of, the Company may withhold from any Compensation or other amount payable to the applicable Participant, or require such Participant to remit to the Company (or make other arrangements satisfactory to the Company, as determined in the Committee’s discretion, regarding payment to the Company of), the amount necessary for the Company to satisfy any Federal, state, local or non-U.S. taxes required by law to be withheld with respect to the shares of Common Stock subject to such Option or disposed of, as a condition to delivery of any certificate or certificates (or the equivalent if such shares are held in electronic or book entry form) for any such shares of Common Stock. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state, local or non-U.S. tax or withholding obligations with respect to such payments.

Article IV
PAYROLL DEDUCTIONS

4.01         Contribution Rate.

(a)          At the time a Participant files an Agreement with the Company authorizing payroll deductions, the Participant must elect to have payroll deductions made on each payroll date occurring during the Offering Period, and such Contribution Rate must be a minimum of one percent (1%) and a maximum of ten percent (10%) of the Participant’s Compensation in effect on each such payroll date during the Offering Period, unless the Committee determines otherwise in a manner applicable uniformly to all Participants. The payroll deductions shall only be made in whole percentages of the Participant’s Compensation. Participants may not make any separate cash payments outside payroll deductions under the Plan, except as otherwise provided in Section 5.04(d) in the event of a Change in Control.

(b)          A Participant may discontinue participation in the Plan as provided in Article VI, but may not elect to increase or decrease the rate of his or her payroll deductions during a Plan Year.

(c)          Notwithstanding the foregoing provisions of this Section 4.01, the Committee may decrease a Participant’s Contribution Rate, but not below zero percent (0.0%), at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 3.03 of the Plan. Payroll deductions shall recommence at the rate provided in such Participant’s Agreement as of the first Offering Period that is scheduled to begin in the following Plan Year, unless the Participant withdraws from the Plan in accordance with Article VI or a reduced rate is otherwise necessary under the preceding sentence.

Chemtura Corporation 2012 Proxy Statement | A-5

4.02         Participant Account. All payroll deductions made for a Participant shall be credited to the Participant’s Account under the Plan.

4.03         Interest. No interest shall accrue on the payroll deductions of a Participant under the Plan unless otherwise required under applicable law. In addition, no interest shall be paid on any and all money that is distributed to a Participant, or the Participant’s Beneficiary, pursuant to the provisions of Sections 6.01 and/or 6.03.

4.04          Other Modes of Contribution. The provisions of this Article IV shall not apply to Participants in countries outside of the United States where payroll deductions are prohibited under local law. Such Participants shall be permitted to make contributions under the Plan through such other form(s) of contribution which may be permitted under local law and which is specified under an applicable sub-plan.

Article V
COMMON STOCK

5.01         Shares Provided.

(a)          The maximum number of shares of Common Stock that may be issued under the Plan (including any sub-plan established pursuant to Section 7.03 shall be 1,000,000 shares of Common Stock. This number is subject to an adjustment upon any changes in capitalization of the Company as provided in Section 5.04.

(b)          Any shares of Common Stock that cease to be subject to an Option or are forfeited or any shares subject to an Option that terminates without issuance of shares of Common Stock actually being made to the Participant shall again be available under the Plan.

(c)          If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Offering Period or remaining available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participants in such manner as the Committee determines is fair and equitable.

5.02         Participant Interest. The Participant shall have no interest as a shareholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by the Participant’s Option until such Option has been exercised in accordance with the Plan and the Agreement.

5.03         Restriction of Shares Upon Exercise. The Committee may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed upon a stock exchange, and that either:

(a)          a registration statement under the Securities Act with respect to the shares shall be effective, or

(b)          the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Committee, that it is the Participant’s intention to purchase the shares for investment and not for resale or distribution.

5.04         Changes in Capital.

(a)          Subject to any required action by the shareholders of the Company, upon changes in the outstanding Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or exchange of shares, merger, recapitalization, consolidation, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend or a supplemental stock distribution under the Company’s plan of reorganization), reorganization, reclassification, or increase or decrease in the number of shares of capital stock of the Company effected without receipt of full consideration therefor, or any other similar change affecting the Company’s capital structure, the Committee shall make appropriate adjustments, in its discretion, to, or substitute, as applicable, the number, class and kind of shares of Common Stock available for Options under the Plan, outstanding Options and the Reserves, the maximum number of shares that a Participant may purchase per Offering Period, the Option Prices of outstanding Options and any other characteristics or terms of the Options or the Plan as the Committee shall determine are necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall be reasonably determined by the Committee; provided further, however, that any such adjustment shall only be effective to the extent that it would not cause any Option to fail to qualify as an Option within the meaning of Section 423 of the Code. Notice of any such adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment, whether or not such notice has been given, shall be effective and binding for all purposes of the Plan.

(b)          The existence of the Plan and any Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or a Subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or any Subsidiary, any sale or transfer of all or part of the Company’s or a Subsidiary’s assets or business or any other corporate act or proceeding.

(c)          The Board or the Committee may at any time terminate an Offering Period then in progress and provide, in its discretion, that Participants’ then outstanding Account balances shall be used to purchase shares pursuant to Article III or returned to the applicable Participants.

(d)          In the event of a Change in Control, the Committee may, in its discretion:

(i)          permit each Participant to make a single sum payment with respect to the Participant’s outstanding Option before the Exercise Date up to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining until the Exercise Date, and provide for termination of the Offering Period then in progress and purchase of shares pursuant to Article III; or

(ii)         provide for payment in cash to each Participant of the amount standing to the Participant’s Account (and not used to exercise an Option or otherwise paid to such Participant) plus an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Common Stock, or, if higher, the highest Fair Market Value of the Common Stock during the thirty consecutive Trading Days immediately prior to the closing date or expiration date of such transaction, less the Option Price of the Participant’s Option (determined for all purposes of this Section 5.04 (d)(ii) using such closing or termination date as the Exercise Date in applying Section 2.25 multiplied by the number of full shares of Common Stock that could have been purchased for such Participant immediately prior to the Change in Control with such amount standing to the Participant’s Account at the Option Price, and that all Options so paid shall terminate.

Article VI
WITHDRAWAL

6.01         General. By written notice to the Company, a Participant may elect to withdraw as a Participant in the Plan for the Offering Period immediately following the Offering Period in which such election is made. For the sake of clarity, a Participant may not withdraw from the Plan during an Offering Period, but may only elect to withdraw from the Plan with respect to Offering Periods that have not commenced. If a Participant withdraws, payroll deductions shall not resume at the beginning of the succeeding Plan Year unless the Participant submits to the Company a new Agreement authorizing payroll deductions.

6.02         Effect on Subsequent Participation. If a Participant withdraws from an Offering Period in accordance with Section 6.01, such Participant shall not be eligible to participate in any further Offering Periods for the Plan Year in which such withdrawal occurs. However, a Participant’s withdrawal from an Offering Period shall not have any effect upon the Participation’s eligibility to participate in any similar plan that may be adopted by the Company or a Subsidiary.

6.03         Termination of Employment. Upon termination of employment as an Eligible Employee, for any reason, the payroll deductions credited to a Participant’s Account during the Offering Period but not yet used to exercise the Option shall be returned to such Participant as soon as administratively practicable, or, in the case of a Participant’s death, the payroll deductions credited to such deceased Participant’s Account shall be paid to his Beneficiary or Beneficiaries as soon as administratively practicable, and the Participant’s Option shall be automatically terminated. A transfer of a Participant’s employment between or among the Company and any Designated Subsidiary or Designated Subsidiaries shall not be treated as a termination of employment for purposes of the Plan.

A-6 | Chemtura Corporation 2012 Proxy Statement

Article VII
ADMINISTRATION

7.01         Generally. The Plan shall be administered by the Committee. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to any matters which under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. In addition, the Board shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall be Designated Subsidiaries, the employees of which are eligible to participate in the Plan.

7.02         Authority of the Committee. The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 7.01, subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any Agreements, determine eligibility to participate in the Plan, adopt rules and regulations for administering the Plan, adjudicate and determine all disputes arising under or in connection with the Plan, determine whether a particular item is included in “Compensation,” and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Committee with respect to the Plan or any Agreement shall be final, conclusive and binding on all parties. The Committee shall also have the authority to appoint an employee (or group of employees), subcommittee or separate governing body or entity (as applicable, the “Plan Manager”), to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time and to revoke any such delegation. In the event of any designation of authority hereunder to the Plan Manager, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, the Plan Manager shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder. The Plan Manager shall be considered to be the “Committee” hereunder to the extent of its delegation of authority. The initial Plan Manager shall be the Company’s Employee Benefits Committee.

7.03         Participation Outside the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, establish sub-plans of the Plan which do not satisfy the requirements of Code Section 423 for purposes of effectuating the participation of Eligible Employees employed by a Designated Subsidiary located in countries outside of the United States. For purposes of the foregoing, the Committee may establish one or more sub-plans to: (a) amend or vary the terms of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where the Designated Subsidiary is located; (b) amend or vary the terms of the Plan in each country where the Designated Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Designated Subsidiary, or (c) amend or vary the terms of the Plan in each country outside of the United States where the Designated Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Plan. Each sub-plan established pursuant to this Section 7.03 shall be reflected in a written appendix to the Plan for each Designated Subsidiary in such country, and shall be treated as being separate and independent from the Plan; provided, the total number of shares of Common Stock authorized to be issued under the Plan shall include any shares of Common Stock issued under such non-Code Section 423 sub-plans. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 7.03 to the Plan Manager.

Article VIII
MISCELLANEOUS

8.01         Designation of Beneficiary.

(a)          Except as otherwise required under applicable law, a Participant may file with the Committee a written designation of a Beneficiary who is to receive any Common Stock and/or cash from the Participant’s Account in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such Common Stock and cash. Unless a Participant’s written Beneficiary designation states otherwise, or unless otherwise required under applicable law, the designated Beneficiary shall also be entitled to receive any cash from the Participant’s Account in the event of such Participant’s death prior to exercise of his Option.

(b)          A Participant’s designation of Beneficiary may be changed by the Participant at any time by written notice to the Committee. Except as otherwise required under applicable law, in the event of the death of a Participant and in the absence of a valid Beneficiary designation under the Plan at the time of such Participant’s death, the Company shall deliver the shares and/or cash to which the deceased Participant was entitled under the Plan to (i) the Participant’s designated beneficiary (or similar term) under the Company’s 401(k) plan or, in the event such Participant does not have a beneficiary designation, or is otherwise not a participant, in such plan, (ii) the executor or administrator of the estate of such Participant or, if neither clause (i) nor clause (ii) of this proviso applies, as can be determined by the Committee, then (iii) the Company shall deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Committee may designate. Any such delivery or payment shall be a complete discharge of the obligations and liabilities of the Company, the Subsidiaries, the Committee, and the Board under the Plan.

8.02         Transferability. Neither payroll deductions credited to the Participant’s Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by will, the laws of descent and distribution, or as provided under Section 7.01. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Article VI.

8.03         Conditions Upon Issuance of Shares.

(a)          If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any Federal, state or non-U.S. law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(b)          If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Common Stock or Options and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(c)          The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate. The certificates (or the equivalent if such shares are held in electronic or book entry form) evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

8.04         Participants Bound by Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

8.05         Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

8.06         Amendment or Termination. The Board or, to extent permitted by applicable law, the Committee (but not the Plan Manager), may terminate or amend the Plan at any time, with or without notice to Participants. No such termination or amendment of the Plan may materially adversely affect the existing rights of any Participant with respect to any outstanding Option previously granted to such Participant, without the consent of such Participant, except for any amendment or termination permitted by Section 5.04. In addition, no amendment of the Plan by the Board shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares that may be issued under the Plan, except pursuant to Section 5.04; (ii) change the class of employees eligible to receive Options under the Plan, except as provided by the Board pursuant to the last sentence of Section 7.01; or (iii) change the formula by which the Option Price is determined under the Plan. Subject to applicable law, the Board or the Committee may discontinue or suspend the Plan.

Chemtura Corporation 2012 Proxy Statement | A-7

8.07         No Employment Rights. The Plan does not, either directly or indirectly, create an independent right for the benefit of any employee or class of employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and the Plan shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s employment relationship with the employee and/or interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time or for any or no reason.

8.08         Indemnification. No current or previous member of the Board, or the Committee or Plan Manager, nor any officer or employee of the Company acting on behalf of the Board, or the Committee or Plan Manager, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. All such members of the Board or the Committee or Plan Manager and each and every officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation of the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation, or Bylaws, as a matter of law or otherwise.

8.09         Construction of Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely. The words “Article” and “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise.

8.10         Term of Plan. Following the adoption of the Plan by the Board, and approval of the Plan by the holders of a majority of the Company’s outstanding voting stock represented and voting at a special or annual meeting of the shareholders where a quorum is present, which approval must occur not earlier than one year before, and not later than one year after, the date the Plan is adopted by the Board, the Plan shall become effective on the Effective Date. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Exercise Date and postpone the commencement of any Offering Period subsequent to such Exercise Date as deemed necessary or desirable to obtain such approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board, (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the first Exercise Date under the Plan.

8.11         Unfunded Status of Plan. The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

8.12         Governing Law. The law of the State of Delaware will govern all matters relating to the Plan except to the extent such law is superseded by the laws of the United States.

8.13         Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Eligible Employee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Eligible Employee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of an Eligible Employee, at the Eligible Employee’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

A-8 | Chemtura Corporation 2012 Proxy Statement

[Intentionally Left Blank]

Chemtura Corporation 2012 Proxy Statement | A-9

Corporate Headquarters

1818 Market Street, Suite 3700

Philadelphia, Pennsylvania 19103

Operational Headquarters

199 Benson Road

Middlebury, Connecticut 06749

CHEMTURA CORPORATION. 199 BENSON ROAD MIDDLEBURY, CT 06749

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

	For	Withhold	For All	To withhold authority to vote for any
	All	All	Except	individual nominee(s), mark “For All
The Board of Directors recommends you vote				Except” and write the number(s) of the
FOR each of the nominees for director in	☐	☐	☐	nominee(s) on the line below.
Proposal 1

1. Election of Directors
Nominees

01 Jeffrey D. Benjamin	02 Timothy J. Bernlohr	03 Anna C. Catalano	04 Alan S. Cooper	05 James W. Crownover
06 Robert A. Dove	07 Jonathan F. Foster	08 Craig A. Rogerson	09 John K. Wulff

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain

2. Advisory resolution to approve executive compensation.	☐	☐	☐

3. Approval of the 2012 Employee Stock Purchase Plan	☐	☐	☐

4. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The Annual Report, Notice & Proxy Statement is/

are available at www.proxyvote.com.

CHEMTURA CORPORATION

Annual Meeting of Shareholders

May 10, 2012 8:30 AM EDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Timothy J. Bernlohr and Jeffrey D. Benjamin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHEMTURA CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 8:30 AM, EDT on 5/10/2012, at the Crowne Plaza Hotel, 1800 Market Street, Philadelphia, PA 19103, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side